                                                                  Execution Copy

================================================================================

                             REIMBURSEMENT AGREEMENT

                                      among

                                   ACE LIMITED
                           ACE BERMUDA INSURANCE LTD.
                        ACE TEMPEST LIFE REINSURANCE LTD.
                          ACE TEMPEST REINSURANCE LTD.,
                               as Account Parties,

                             THE BANKS NAMED HEREIN,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                  as Issuing Bank and as Administrative Agent

                                       and

                             BANK OF AMERICA, N.A.,
                            THE BANK OF NOVA SCOTIA,
                               BANK ONE, N.A., and
                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                            as Co-Syndication Agents

                $500,000,000 Unsecured Letter of Credit Facility

                          WACHOVIA CAPITAL MARKETS, LLC
                       Sole Book Runner and Lead Arranger

                         Dated as of September 25, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01   Certain Defined Terms...........................................1
SECTION 1.02   Computation of Time Periods; Other Definitional Provisions.....16
SECTION 1.03   Accounting Terms and Determinations............................16

                                   ARTICLE II

                   AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

SECTION 2.01   The Letters of Credit..........................................17
SECTION 2.02   Issuance and Renewals and Drawings, Participations and
                  Reimbursement with Respect to Letters of Credit.............18
SECTION 2.03   Repayment of Advances..........................................21
SECTION 2.04   Termination or Reduction of the LC Commitment Amounts..........22
SECTION 2.05   Fees...........................................................23
SECTION 2.06   Increased Costs, Etc...........................................23
SECTION 2.07   Payments and Computations......................................25
SECTION 2.08   Taxes..........................................................26
SECTION 2.09   Sharing of Payments, Etc.......................................28
SECTION 2.10   Use of Letters of Credit.......................................28
SECTION 2.1l   Defaulting Banks...............................................28
SECTION 2.12   Replacement of Affected Bank...................................30
SECTION 2.13   Certain Provisions Relating to the Issuing Bank and Letters
                  of Credit...................................................30
SECTION 2.14   Downgrade Event with Respect to a Bank.........................32
SECTION 2.15   Downgrade Event or Other Event with Respect to the Issuing
                  Bank........................................................34
SECTION 2.16   Non-Dollar Letters of Credit...................................34

                                   ARTICLE III

            CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01   Conditions Precedent to Effective Date.........................36
SECTION 3.02   Conditions Precedent to Each Issuance, Extension or Increase
                  of a Letter of Credit.......................................38
SECTION 3.03   Determinations Under Section 3.01..............................38

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01   Representations and Warranties of the Account Parties .........39


                                    ARTICLE V

                        COVENANTS OF THE ACCOUNT PARTIES

SECTION 5.01   Affirmative Covenants..........................................43
SECTION 5.02   Negative Covenants.............................................44
SECTION 5.03   Reporting Requirements.........................................48
SECTION 5.04   Financial Covenants............................................51

                                   ARTICLE VI

                               EVENTS OF DEFAULT

SECTION 6.01   Events of Default..............................................51
SECTION 6.02   Actions in Respect of the Letters of Credit upon Default.......54

                                   ARTICLE VII

                                  THE GUARANTY

SECTION 7.01   The Guaranty...................................................54
SECTION 7.02   Guaranty Unconditional.........................................55
SECTION 7.03   Discharge Only upon Payment in Full; Reinstatement in Certain
                  Circumstances...............................................55
SECTION 7.04   Waiver by the Account Parties..................................56
SECTION 7.05   Subrogation....................................................56
SECTION 7.06   Stay of Acceleration...........................................56
SECTION 7.07   Continuing Guaranty; Assignments...............................56

                                  ARTICLE VIII

                                   THE AGENTS

SECTION 8.01   Authorization and Action.......................................57
SECTION 8.02   Agents' Reliance, Etc..........................................57
SECTION 8.03   Wachovia and Affiliates........................................58
SECTION 8.04   Bank Credit Decision...........................................58
SECTION 8.05   Indemnification................................................58
SECTION 8.06   Successor Administrative Agent.................................59

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01   Amendments, Etc................................................59
SECTION 9.02   Notices, Etc...................................................60
SECTION 9.03   No Waiver; Remedies............................................60
SECTION 9.04   Costs and Expenses.............................................60

SECTION 9.05   Right of Set-off...............................................62
SECTION 9.06   Binding Effect.................................................62
SECTION 9.07   Assignments and Participations.................................62
SECTION 9.08   Execution in Counterparts......................................65
SECTION 9.09   No Liability of the Issuing Bank...............................65
SECTION 9.10   Confidentiality................................................65
SECTION 9.1l   Jurisdiction, Etc..............................................66
SECTION 9.12   Governing Law..................................................66
SECTION 9.13   Waiver of Jury Trial...........................................66
SECTION 9.14   Disclosure of Information......................................67

Schedule I            LC Commitment Amounts
Schedule I - Part 2   Domestic Lending Offices
Schedule II           Existing Letters of Credit
Schedule 4.01(b)      Subsidiaries
Schedule 5.02(a)      Liens

Exhibit A             Form of Assignment and Acceptance
Exhibit B-l           Form of Opinion of Maples and Calder
Exhibit B-2           Form of Opinion of Mayer, Brown, Rowe & Maw LLP
Exhibit B-3           Form of Opinion of Conyers, Dill & Pearman

                             REIMBURSEMENT AGREEMENT

     REIMBURSEMENT AGREEMENT dated as of September 25, 2003, among ACE Limited, a Cayman Islands company (the "Parent"), ACE Bermuda Insurance Ltd., a Bermuda company ("ACE Bermuda"), ACE Tempest Life Reinsurance Ltd., a Bermuda company ("Tempest Life"), and ACE Tempest Reinsurance Ltd., a Bermuda company ("Tempest") (ACE Bermuda, Tempest Life and Tempest, together with the Parent, the "Account Parties" and individually an "Account Party"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Banks (the "Initial Banks"), Wachovia Bank, National Association ("Wachovia"), as Issuing Bank (as hereinafter defined), Bank of America, N.A. ("Bank of America"), as co-syndication agent, The Bank of Nova Scotia ("Nova Scotia"), as co-syndication agent, Bank One, N.A., as co-syndication agent ("Bank One"), Deutsche Bank AG, New York Branch ("Deutsche Bank"), as co-syndication agent (Bank of America, Nova Scotia, Bank One and Deutsche Bank, together with any successor syndication agent appointed pursuant to Article VIII, the "Co-Syndication Agents"), and Wachovia, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent" and, together with the Co-Syndication Agents and the Documentation Agents, the "Agents") for the Banks.

                             PRELIMINARY STATEMENTS:

     The Account Parties have requested that the Issuing Bank and the Banks make available to the Account Parties a credit facility in an amount up to $500,000,000 to provide for the issuance of letters of credit for the account of one or more of the Account Parties. The Issuing Bank and the Banks have indicated their willingness to agree to make such letters of credit available on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Account Parties" has the meaning specified in the recital of parties to this Agreement.

     "ACE Bermuda" has the meaning specified in the recital of parties to this Agreement.

     "ACE INA" means ACE INA Holdings Inc., a Delaware corporation.

     "Adjusted Consolidated Debt" means, at any time, an amount equal to (i) the then outstanding Consolidated Debt of the Parent and its Subsidiaries plus (ii) to the extent exceeding an amount equal to 15% of Total Capitalization, the then issued and outstanding amount of Preferred Securities (other than any Mandatorily Convertible Securities).

     "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

     "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Wachovia Bank, National Association, Charlotte Plaza Building, 201 South College Street, 8th Floor NC0680, Charlotte, North Carolina 28288, Account No. 5000000027444, Re: ACE Ltd., Attn: Syndication Agency Services, or such other account as the Administrative Agent shall specify in writing to the Banks.

     "Advance" means a Letter of Credit Advance.

     "Affected Bank" means any Bank that (i) has made, or notified any Account Party that an event or circumstance has occurred which may give rise to, a demand for compensation under Section 2.06(a) or (b) or Section 2.08 (but only so long as the event or circumstance giving rise to such demand or notice is continuing) or (ii) is a Downgraded Bank.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

     "Agents" has the meaning specified in the recital of parties to this Agreement.

     "Agreement Currency" has the meaning specified in Section 2.16(g).

     "Applicable Account Party" with respect to any outstanding or proposed Letter of Credit means the Account Party for the account of which such Letter of Credit was or is proposed to be issued.

     "Applicable Commitment Fee Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

----------------------------------------------
Public Debt Rating   Applicable Commitment Fee
   S&P/Moody's              Percentage
----------------------------------------------
Level 1
A+/A1 and above               0.060%
----------------------------------------------
Level 2
A/A2                          0.080%
----------------------------------------------
Level 3
A-/A3                         0.100%
----------------------------------------------
Level 4
BBB+/Baa1                     0.125%
----------------------------------------------
Level 5
Lower than Level 4            0.150%
----------------------------------------------

     "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office.

     "Applicable Margin" means, as of any date, with respect to either Type of Letter of Credit, a percentage per annum determined by reference to such Type and the Public Debt Rating in effect on such date as set forth below:

----------------------------------------------------------
Public Debt Rating   Applicable Margin   Applicable Margin
   S&P/Moody's       for Intercompany     for Third Party
                     Letters of Credit   Letters of Credit
----------------------------------------------------------
Level 1
A+/A1 and above           0.300%              0.350%
----------------------------------------------------------
Level 2
A/A2                      0.400%              0.425%
----------------------------------------------------------
Level 3
A-/A3                     0.450%              0.475%
----------------------------------------------------------
Level 4
BBB+/Baa1                 0.500%              0.525%
----------------------------------------------------------
Level 5
Lower than Level 4        0.600%              0.625%
----------------------------------------------------------

provided, however, that at all times during which the Available Amount with respect to Intercompany Letters of Credit exceeds $125,000,000, then for purposes of Section 2.05(c)(i) the Applicable Margin for the portion of the Available Amount of such Intercompany Letters of Credit in excess of $125,000,000 shall be determined as if such Letters of Credit were Third Party Letters of Credit.

     "Approved Investment" means any Investment that was made by the Parent or any of its Subsidiaries pursuant to investment guidelines set forth by the board of directors of the Parent which are consistent with past practices.

     "Arranger" means Wachovia Capital Markets, LLC.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit A hereto.

     "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time or at any future time (assuming compliance at such time or such future time with all conditions to drawing) (including without limitation amounts which have been the subject of drawings by the applicable beneficiary but which have not yet been paid by the Issuing Bank).

     "Bank of America" has the meaning specified in the recital of parties to this Agreement.

     "Bank One" has the meaning specified in the recital of parties to this Agreement.

     "Bankruptcy Law" means any proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

     "Banks" means the Initial Banks and each Person that shall become a Bank hereunder pursuant to Section 9.07(a), (b) and (c) for so long as such Initial Bank or Person, as the case may be, shall be a party to this Agreement.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by Wachovia in Charlotte, North Carolina from time to time, as Wachovia's prime rate (which may not be its best lending rate) or, if higher on the day in question, 1/2 of 1% above the Federal Funds Rate.

     "Business Day" means a day of the year on which banks are not required or authorized by law to close in Charlotte, North Carolina, New York, New York, London, England or Bermuda.

     "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

     "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of the Parent; or (b) a majority of the board of directors of the Parent shall not be Continuing Members; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that results in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent.

     "Commitment Amount" means an LC Commitment Amount or the Letter of Credit Issuance Commitment Amount.

     "Committed Facility" means, at any time, the aggregate amount of the Banks' LC Commitment Amounts at such time.

     "Confidential Information" means information that any Loan Party furnishes to any Agent or any Bank, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by any Agent or any Bank of its obligations hereunder or that is or becomes available to such Agent or such Bank from a source other than the Loan Parties that is not, to the best of such Agent's or such Bank's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income of the Parent and its Consolidated Subsidiaries, determined on a Consolidated basis for such period.

     "Consolidated Net Worth" means at any date the Consolidated stockholders' equity of the Parent and its Consolidated Subsidiaries determined as of such date, provided that such determination for purposes of Section 5.04 shall be made without giving effect to adjustments pursuant to Statement No. 115 of the Financial Accounting Standards Board of the United States of America.

     "Contingent Obligation" means, with respect to any Person, any obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that Contingent Obligations shall not include any obligations of any such Person arising under insurance contracts entered into in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "Continuing Member" means a member of the Board of Directors of the Parent who either (i) was a member of the Parent's Board of Directors on the date of execution and delivery of this Agreement by the Parent and has been such continuously thereafter or (ii) became a member of such Board of Directors after such date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Parent's Board of Directors.

     "Co-Syndication Agents" has the meaning specified in the recital of parties to this Agreement.

     "Debenture" means debt securities issued by ACE INA or the Parent to a Special Purpose Trust in exchange for proceeds of Preferred Securities and common securities of such Special Purpose Trust.

     "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases (excluding imputed interest), (f) all obligations of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests (except for obligations to pay for Equity Interests within customary settlement periods) in such Person or any other Person or any warrants, rights or options to acquire such capital stock (excluding payments under a contract for the forward sale of ordinary shares of such Person issued in a public offering), valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person under Guaranteed Investment Contracts issued by such Person, (i) all Contingent Obligations of such Person in respect of Debt (of the types described above) of any other Person and (j) all indebtedness and other payment obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations; provided, however, that the amount of Debt of such Person under clause (j) above shall, if such Person has not assumed or otherwise become liable for any such Debt, be limited to the lesser of the principal amount of such Debt or the fair market value of all property of such Person securing such Debt; provided further that "Debt" shall not include obligations in respect of insurance or reinsurance contracts entered into in the ordinary course of business; provided further that, solely for purposes of Section 5.04 and the definitions of "Adjusted Consolidated Debt" and "Total Capitalization", "Debt" shall not include (x) any contingent obligations of any Person under or in connection with acceptance, letter of credit or similar facilities, (y) obligations of the Parent or ACE INA under any Debentures or under any subordinated guaranty of any Preferred Securities or obligations of a Special Purpose Trust under any Preferred Securities or (z) obligations of such Person under Guaranteed Investment Contracts in an aggregate amount not to exceed $2,000,000,000 outstanding at any time.

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Defaulted Amount" means, with respect to any Bank at any time, any amount required to be paid by such Bank to any Agent or any other Bank hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Bank to (a) the Issuing Bank pursuant to Section 2.02(e) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank and (b) any Agent or the Issuing Bank pursuant to Section 8.05 to reimburse such Agent or the Issuing Bank for such Bank's ratable share of any amount required to be paid by the Banks to such Agent or the Issuing Bank as provided therein.

     "Defaulting Bank" means, at any time, any Bank that, at such time, (a) owes a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

     "Deutsche Bank" has the meaning specified in the recital of parties to this Agreement.

     "Documentation Agents" has the meaning specified in the recital of parties to this Agreement.

     "Dollar Equivalent" has the meaning specified in Section 2.16(h).

     "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Part 2 of Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank, as the case may be, or such other office of such Bank as such Bank may from time to time specify to any Account Party and the Administrative Agent.

     "Downgrade Account" has the meaning specified in Section 2.14(a).

     "Downgrade Event" means, with respect to any Bank, a reduction of the credit rating for the senior unsecured unsupported long-term debt of such Bank (or, if no such rating exists, then a reduction of the long-term issuer credit rating of such Bank) by S&P or Moody's.

     "Downgrade Notice" has the meaning specified in Section 2.14(a).

     "Downgraded Bank" means any Bank which has a credit rating of less than A- (in the case of S&P) or A3 (in the case of Moody's) for its senior unsecured unsupported long-term debt or which does not have any credit rating on such debt from one of S&P or Moody's; provided, that if at any time such Bank has no such senior unsecured unsupported long-term debt rating from either rating service but does have a long-term issuer credit rating from either or both services, then such Bank shall not be considered a Downgraded Bank so long as such long-term issuer credit rating remains at or above A- (in the case of S&P) or A3 (in the case of Moody's).

     "Effective Date" means the first date on which the conditions set forth in
Article III shall have been satisfied.

     "Eligible Assignee" means (i) a Bank, (ii) an Affiliate of a Bank, or (iii) a commercial bank, a savings bank or other financial institution that is approved by the Administrative Agent and the Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Parent (such approvals not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

     "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

     "Events of Default" has the meaning specified in Section 6.01.

     "Existing Letters of Credit" means, collectively, the letters of credit issued by Wachovia pursuant to the Existing Reimbursement Agreement and outstanding on the Effective Date, which letters of credit are listed on
Schedule II hereto.

     "Existing Reimbursement Agreement" means the Reimbursement Agreement, dated as of September 30, 2002, among the Account Parties (other than Tempest Life), the banks and other lenders named therein, JPMorgan Chase Bank and Bank of America, as Syndication Agents, Nova Scotia and Deutsche Bank, as Documentation Agents, and Wachovia, as Issuing Bank and as Administrative Agent, as amended, providing for a $500,000,000 unsecured letter of credit facility for the benefit of the Account Parties.

     "Expiration Date" shall mean September 23, 2004.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the fee letter dated August 29, 2003 among the Parent, Wachovia and the Arranger, as amended.

     "Fiscal Year" means the fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year.

     "Foreign Government Scheme or Arrangement" has the meaning specified in
Section 4.01(n)(iv).

     "Foreign Plan" has the meaning specified in Section 4.01(n)(iv).

     "GAAP" has the meaning specified in Section 1.03.

     "Guaranteed Investment Contract" means, with respect to any Person, a guaranteed investment contract or funding agreement or other similar agreement issued by such Person that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.

     "Guaranty" means the undertaking by each of the Account Parties under
Article VII.

     "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

     "Indemnified Party" has the meaning specified in Section 9.04(b).

     "Initial Banks" has the meaning specified in the recital of parties to this Agreement.

     "Intercompany Letter of Credit" means a Letter of Credit issued for the account of any Account Party (whether alone or jointly with any one or more other wholly owned Subsidiaries of the Parent) in favor of one or more beneficiaries each of which is a wholly owned Subsidiary of the Parent (whether or not any such beneficiary is an Account Party hereunder).

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person; provided, however, that any purchase by any Loan Party or any Subsidiary of any catastrophe-linked instruments which are (x) issued for the purpose of transferring traditional reinsurance risk to the capital markets and (y) purchased by such Loan Party or Subsidiary in accordance with its customary reinsurance underwriting procedures, or the entry by any Loan Party or any Subsidiary into swap instruments relating to such instruments in accordance with such procedures, shall be deemed to be the entry by such Person into a reinsurance contract and shall not be deemed to be an Investment by such Person.

     "Issuing Bank" means Wachovia and any "New Issuing Bank" appointed in accordance with Section 2.15.

     "Judgment Currency" has the meaning specified in Section 2.16(g).

     "LC Commitment Amount" means, with respect to any Bank at any time, the amount set forth opposite such Bank's name on Schedule I hereto under the caption "LC Commitment Amount" or, if such Bank has entered into one or more Assignment and Acceptances, set forth for such Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Bank's "LC Commitment Amount", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

     "LC Participation Obligations" has the meaning specified in Section
2.14(a).

     "L/C Related Documents" has the meaning specified in Section 2.03(a)(ii).

     "Letter of Credit Advance" has the meaning specified in Section 2.02(f).

     "Letter of Credit Agreement" has the meaning specified in Section 2.02(a).

     "Letter of Credit Exposure" at any time means the sum at such time of (a) the aggregate outstanding amount of Letter of Credit Advances, (b) the aggregate Available Amounts of all outstanding Letters of Credit (including, without limitation, all outstanding Existing Letters of Credit) and (c) the aggregate Available Amounts of all Letters of Credit which have been requested by an Account Party to be issued hereunder but have not yet been so issued.

     "Letter of Credit Issuance Commitment Amount" means at any time the lesser of (a) $500,000,000 (or such lesser amount as may be agreed in writing among the Account Parties, the Administrative Agent and the Issuing Bank) and (b) the aggregate amount of the LC Commitment Amounts then in effect.

     "Letter of Credit Participating Interest" has the meaning specified in
Section 2.02(d).

     "Letter of Credit Participating Interest Commitment" has the meaning specified in Section 2.02(d).

     "Letter of Credit Participating Interest Percentage" means, for any Bank, a fraction, expressed as a percentage, the numerator of which is such Bank's LC Commitment Amount and the denominator of which is the aggregate LC Commitment Amounts of all the Banks.

     "Letters of Credit" has the meaning specified in Section 2.01.

     "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Loan Documents" means (i) this Agreement, (ii) the Fee Letter and (iii) each Letter of Credit Agreement, in each case as amended.

     "Loan Parties" means the Account Parties.

     "Mandatorily Convertible Preferred Securities" means units comprised of (i) Preferred Securities or preferred shares of Parent and (ii) a contract for the sale of ordinary shares of the Parent (including "Feline Prides(TM)", "Rhinos(TM)" or any substantially similar securities).

     "Margin Stock" has the meaning specified in Regulation U.

     "Material Adverse Change" means any material adverse change in the business, financial condition, operations or properties of the Parent and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, condition, operations or properties of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent, the Issuing Bank or any Bank under any Loan Document or
(c) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents.

     "Material Financial Obligation" means a principal amount of Debt and/or payment obligations in respect of any Hedge Agreement of the Parent and/or one or more of its Subsidiaries arising in one or more related or unrelated transactions exceeding in the aggregate $25,000,000.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Net Proceeds" means, with respect to any issuance of Equity Interests by any Person, the amount of cash received by such Person in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) reasonable brokerage commissions, attorneys' fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees, and other similar commissions, and fees and expenses and disbursements of any of the foregoing, in each case to the extent paid or payable by such Person; (b) printing and related expenses of filing and recording or registration fees or charges or similar fees or charges paid by such Person; and (c) taxes paid or payable by such Person to any governmental authority or regulatory body as a result of such transaction.

     "Non-Dollar Letters of Credit" has the meaning specified in Section
2.16(a).

     "Nova Scotia" has the meaning specified in the recital of parties to this Agreement.

     "OECD" means the Organization for Economic Cooperation and Development.

     "Other Taxes" has the meaning specified in Section 2.08(b).

     "Overnight Rate" has the meaning specified in Section 2.16(h).

     "Parent" has the meaning specified in the recital of parties to this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than any "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA), and to which any Loan Party or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or which are being contested in good faith by appropriate proceedings: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable, (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

     "Preferred Securities" means (i) preferred securities issued by a Special Purpose Trust which shall provide, among other things, that dividends shall be payable only out of proceeds of interest payments on the Debentures, or (ii) other instruments that may be treated in whole or in part as equity for rating agency purposes while being treated as debt for tax purposes.

     "Pro Rata" means from and to the Banks in accordance with their respective Letter of Credit Participating Interest Percentages.

     "Pro Rata Share" means, for any Bank, its share determined Pro Rata, in accordance with the definition of the term "Pro Rata."

     "Public Debt Rating" means, as of any date, the higher rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Parent; provided that if at any time the difference between the ratings of such type most recently announced by S&P and Moody's is more than one rating grade, the Public Debt Rating shall be the rating that is one grade below the higher of such two ratings. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a rating for any class of non-credit enhanced long-term senior unsecured debt issued by the Parent, the Public Debt Rating shall be the available rating; (b) if neither S&P nor Moody's shall have in effect a rating for any class of non-credit enhanced long-term senior unsecured debt issued by the Parent, the Public Debt Rating shall be the rating which is three rating levels below the Parent's S&P financial strength rating at such time, provided that, in the event that the Parent's S&P financial strength rating is affirmed at (i) A+, the applicable Level will be Level 2 and (ii) A+ and on credit watch/review with negative implications, the applicable Level will be Level 3; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference herein to ratings announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

     "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or obligation, any such Equity Interest, Debt, right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

     "Register" has the meaning specified in Section 9.07(d).

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means, at any time, Banks owed or holding at least a majority in interest of the sum of (a) aggregate principal amount of the Letter of Credit Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Banks having LC Commitment Amounts constituting at least a majority in interest of the aggregate of the LC Commitment Amounts; provided, however, that if any Bank shall be a Defaulting Bank at such time, there shall be excluded from the determination of Required Banks at such time (A) the aggregate principal amount of the interest of such Bank in Letter of Credit Advances and outstanding at such time, (B) such Bank's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused LC Commitment Amount of such Bank at such time.

     "Responsible Officer" means the Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer or General Counsel of the Parent.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Securitization Transaction" means any sale, assignment or other transfer by Parent or any Subsidiary of any accounts receivable, premium finance loan receivables, lease receivables or other payment obligations owing to Parent or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of Parent or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

     "Significant Subsidiary" means a Subsidiary of Parent that is a "significant subsidiary" of the Parent under Regulation S-X promulgated by the Securities and Exchange Commission.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Special Purpose Trust" means a special purpose business trust established by the Parent or ACE INA of which the Parent or ACE INA will hold all the common securities, which will be the issuer of the Preferred Securities, and which will loan to the Parent or ACE INA (such loan being evidenced by the Debentures) the net proceeds of the issuance and sale of the Preferred Securities and common securities of such Special Purpose Trust.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Subsidiary Guarantors" means the Account Parties (other than the Parent).

     "Taxes" has the meaning specified in Section 2.08(a).

     "Tempest" has the meaning specified in the recital of parties to this Agreement.

     "Tempest Life" has the meaning specified in the recital of parties to this Agreement.

     "Third Party Letter of Credit" means a Letter of Credit other than an Intercompany Letter of Credit.

     "Total Capitalization" means, at any time, an amount (without duplication) equal to (i) the then outstanding Consolidated Debt of the Parent and its Subsidiaries plus (ii) Consolidated stockholders equity of the Parent and its Subsidiaries plus (without duplication) (iii) the then issued and outstanding amount of Preferred Securities (including Mandatorily Convertible Preferred Securities) and (without duplication) Debentures.

     "Type", with respect to any Letter of Credit, means and refers to whether such Letter of Credit is an Intercompany Letter of Credit or a Third Party Letter of Credit.

     "Unused LC Commitment Amount" means, with respect to any Bank at any time,
(a) such Bank's LC Commitment Amount at such time minus (b) such Bank's Pro Rata Share of (i) the aggregate Available Amount of all Letters of Credit hereunder (including, without limitation, all Existing Letters of Credit) and (ii) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.02(f) and outstanding at such time (whether held by the Issuing Bank or the Banks).

     "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Wachovia" has the meaning specified in the recital of parties to this Agreement.

     "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

     "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     SECTION 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America ("GAAP"), applied on a basis consistent (except for changes concurred in by the Parent's independent public accountants) with the most recent audited consolidated financial statements of the Parent and its Subsidiaries delivered to the Banks; provided that, if the Parent notifies the Administrative Agent that the Parent wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Parent that the Required Banks wish to amend Article V for such purpose), then the Parent's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective (and, concurrently with the delivery of any financial statements required to be delivered hereunder, the Parent shall provide a statement of reconciliation conforming such financial information to such generally accepted accounting principles as previously in effect), until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent and the Required Banks.

                                   ARTICLE II

                              AMOUNTS AND TERMS OF
                             THE LETTERS OF CREDIT

     SECTION 2.01 The Letters of Credit. The Issuing Bank agrees, on the terms and subject to the conditions herein set forth, to issue standby letters of credit (the "Letters of Credit") for the account of any Account Party on any Business Day from time to time during the period from the Effective Date to the Expiration Date. From and after the Effective Date, the Existing Letters of Credit shall be Letters of Credit hereunder. Letters of Credit may be issued as Intercompany Letters of Credit or Third Party Letters of Credit, subject to the terms and conditions of this Agreement. The Issuing Bank shall have no obligation to issue, and no Account Party will request the issuance of, any Letter of Credit hereunder if either (a) at the time of issuance of such Letter of Credit and after giving effect thereto, the Letter of Credit Exposure would exceed the Letter of Credit Issuance Commitment Amount, or (b) any Bank's Pro Rata Share of the Available Amount of such Letter of Credit exceeds, immediately before the time of such issuance, an amount equal to such Bank's Pro Rata Share of the total Unused LC Commitment Amounts of the Banks at such time (as such amount shall be advised by the Administrative Agent to the Issuing Bank as contemplated by Section 2.02). Unless all the Banks consent otherwise in writing, the Issuing Bank shall have no obligation to issue, and no Account Party shall request the issuance of, any Letter of Credit hereunder if the Available Amount of such Letter of Credit exceeds, immediately before the time of such issuance, an amount equal to the total Unused LC Commitment Amounts of the Banks at such time (as such amount shall be advised by the Administrative Agent to the Issuing Bank as contemplated by Section 2.02). The Issuing Bank shall have no obligation to issue, and no Account Party shall request the issuance of, any Letter of Credit except within the following limitations: (i) subject to the provisions of Section 2.16, each Letter of Credit shall be denominated in U.S. dollars, (ii) each Letter of Credit shall be payable only against sight drafts (and not time drafts) and (iii) no Letter of Credit shall have an expiration date (including all rights of the Applicable Account Party or the beneficiary to require renewal) later than one year after the date of issuance thereof, but a Letter of Credit may by its terms be automatically renewable annually unless the Issuing Bank notifies the beneficiary thereof of its election not to renew such Letter of Credit (which the Issuing Bank agrees to do on and subject to the terms of Section 2.02(c)). The Issuing Bank shall have no obligation to issue any letter of credit which is unsatisfactory in form, substance or beneficiary to the Issuing Bank in the exercise of its reasonable judgment consistent with its customary practice. Letters of Credit may be issued for the account of any Subsidiary of the Parent that is not an Account Party hereunder, provided that the Parent shall be a joint applicant and account party with respect to any such Letter of Credit. By their execution of this Agreement, the Banks party hereto as of the Effective Date that are also party to the Existing Reimbursement Agreement as "Banks" thereunder hereby waive, in their capacity as the "Required Banks" under the Existing Reimbursement Agreement, the requirement of three Business Days' prior written notice for the termination of the LC Commitment Amounts (as defined in the Existing Reimbursement Agreement) pursuant to Section 2.04 thereof, and agree that such notice may be given on the Effective Date of this Agreement.

     SECTION 2.02 Issuance and Renewals and Drawings, Participations and Reimbursement with Respect to Letters of Credit.

     (a) Request for Issuance. An Account Party may from time to time request, upon at least three Business Days' notice (given not later than 11:00 A.M. Charlotte, North Carolina time on the last day permitted therefor), the Issuing Bank to issue or renew (other than any automatic renewal thereof) a Letter of Credit by:

          (i) delivering to the Issuing Bank either (x) a written request to such effect or (y) a request made in electronic form through the Issuing Bank's remote access system and in accordance with the terms and conditions (including any written agreements between the Issuing Bank and any Account Party) applicable thereto, in each case specifying the date on which such Letter of Credit is to be issued (which shall be a Business Day), the expiration date thereof, the Available Amount thereof, the name and address of the beneficiary thereof and the form thereof, and in each case with a copy of such request (or, in the case of clause (y) above, a written or electronic summary thereof) to the Administrative Agent; and

          (ii) in the case of the issuance of a Letter of Credit, delivering to the Issuing Bank a completed agreement and application with respect to such Letter of Credit as the Issuing Bank may specify for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"), together with such other certificates, documents and other papers or information as are specified in such Letter of Credit Agreement or as may be required pursuant to the Issuing Bank's customary practices for the issuance of letters of credit (including requirements relating to requests made through the Issuing Bank's remote access system).

The Administrative Agent shall, promptly upon receiving a copy of the notice referred to in clause (i) above, notify the Banks of such proposed Letter of Credit (which notice shall specify the Available Amount and term of such proposed Letter of Credit) or such proposed renewal of a Letter of Credit (which notice shall specify the term of such renewal), and shall determine, as of 11:00 A.M. (Charlotte, North Carolina time) on the Business Day immediately preceding such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in Section 2.01 hereof. If such limitations set forth in
Section 2.01 are not satisfied or if the Required Banks have given notice to the Administrative Agent to cease issuing or renewing Letters of Credit as contemplated by this Agreement, the Administrative Agent shall immediately notify the Issuing Bank (in writing or by telephone immediately confirmed in writing) that the Issuing Bank is not authorized to issue or renew, as the case may be, such Letter of Credit. If the Issuing Bank issues or renews a Letter of Credit, it shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Applicable Account Party shall otherwise direct, and shall promptly notify the Administrative Agent thereof and furnish a copy thereof to the Administrative Agent. The Issuing Bank may issue Letters of Credit through any of its branches or Affiliates (whether domestic or foreign) that issue letters of credit, and each Account Party authorizes and directs the Issuing Bank to select the branch or Affiliate that will issue or process any Letter of Credit.

     (b) Request for Extension or Increase. An Account Party may from time to time request the Issuing Bank to extend the expiration date of an outstanding Letter of Credit issued for its account or increase (or, with the consent of the beneficiary, decrease) the Available Amount of or the amount available to be drawn on such Letter of Credit. Such extension or increase shall for all purposes hereunder (including for purposes of Section 2.02(a)) be treated as though such Account Party had requested issuance of a replacement Letter of Credit (except only that the Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

     (c) Limitations on Issuance, Extension, Renewal and Amendment. As between the Issuing Bank, on the one hand, and the Agents and the Banks, on the other hand, the Issuing Bank shall be justified and fully protected in issuing or renewing a proposed Letter of Credit unless it shall have received notice from the Administrative Agent as provided in Section 2.02(a) hereof that it is not authorized to do so (and, in the case of automatic renewals, ten days shall have passed following the date of the Issuing Bank's receipt of such notice), notwithstanding any subsequent notices to the Issuing Bank, any knowledge of a Default, any knowledge of failure of any condition specified in Article III hereof to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatsoever. The Issuing Bank may amend, modify or supplement Letters of Credit or Letter of Credit Agreements, or waive compliance with any condition of issuance, renewal or payment, without the consent of, and without liability to, any Agent or any Bank, provided that any such amendment, modification or supplement that extends the expiration date or increases the Available Amount of or the amount available to be drawn on an outstanding Letter of Credit shall be subject to Section 2.01. With respect to each Letter of Credit that remains outstanding at any time after the Expiration Date and that provides by its terms for automatic renewal, the Issuing Bank shall notify the beneficiary thereof, in accordance with the terms specified for such notice in such Letter of Credit, of the Issuing Bank's election not to renew such Letter of Credit.

     (d) Letter of Credit Participating Interests. Concurrently with the issuance of each Letter of Credit (and upon the Effective Date, with respect to each Existing Letter of Credit, and without any further action by any party to this Agreement), the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Bank, and each other Bank automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Bank's Pro Rata Share, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the related Letter of Credit Agreement, all reimbursement obligations with respect to such Letter of Credit, and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Bank being referred to herein as a "Letter of Credit Participating Interest", it being understood that the Letter of Credit Participating Interest of the Issuing Bank is the interest not otherwise attributable to the Letter of Credit Participating Interests of the other Banks). Each Bank irrevocably and unconditionally agrees to the immediately preceding sentence, such agreement being herein referred to as such Bank's "Letter of Credit Participating Interest Commitment". Amounts, other than Letter of Credit Advances made by a Bank other than the Issuing Bank and other than Letter of Credit commissions under Section 2.05(c)(i), payable from time to time under or in connection with a Letter of Credit or Letter of Credit Agreement shall be for the sole account of the Issuing Bank. On the date that any assignee becomes a party to this Agreement in accordance with Section 9.07 hereof, Letter of Credit Participating Interests in all outstanding Letters of Credit held by the Bank from which such assignee acquired its interest hereunder shall be proportionately reallocated between such assignee and such assignor Bank (and, to the extent such assignor Bank is the Issuing Bank, the assignee Bank shall be deemed to have acquired a Letter of Credit Participating Interest from the Issuing Bank to such extent). Notwithstanding any other provision hereof, each Bank hereby agrees that its obligation to participate in each Letter of Credit, its obligation to make the payments specified in Section 2.02(e), and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Bank to make any such payment shall not relieve any other Bank of its funding obligation hereunder on the date due, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligations hereunder.

     (e) Payment by Banks on Account of Unreimbursed Draws. If the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor on such payment date in accordance with Section 2.03(a), the Issuing Bank may notify the Administrative Agent thereof (which notice may be by telephone), and the Administrative Agent shall forthwith notify each Bank (which notice may be by telephone promptly confirmed in writing) thereof. No later than the Administrative Agent's close of business on the date such notice is given (if notice is given by 2:00 P.M. Charlotte, North Carolina time) or 10:00 A.M. Charlotte, North Carolina time the following day (if notice is given after 2:00 P.M. Charlotte, North Carolina time or in the case of any Bank whose Applicable Lending Office is located in Europe), each Bank will pay to the Administrative Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Bank's Pro Rata Share of the unreimbursed portion of such payment by the Issuing Bank. Amounts received by the Administrative Agent for the account of the Issuing Bank shall be forthwith transferred, in immediately available funds, to the Issuing Bank. If and to the extent that any Bank fails to make such payment to the Administrative Agent for the account of the Issuing Bank on such date, such Bank shall pay such amount on demand, together with interest, for the Issuing Bank's own account, for each day from and including the date such payment is due from such Bank to the Issuing Bank to but not including the date of repayment to the Issuing Bank (before and after judgment) at a rate per annum for each day (i) from and including the date such payment is due from such Bank to the Issuing Bank to and including the second Business Day thereafter equal to the Federal Funds Rate and (ii) thereafter equal to the Base Rate. For avoidance of doubt, it is understood and agreed by the Banks that Letters of Credit issued prior to the Expiration Date may, by their terms, remain outstanding after the Expiration Date and that the obligations of the Banks to make payments under this Section 2.02(e) shall continue from and after the Expiration Date until the expiration or termination of all Letters of Credit, subject to and in accordance with the terms hereof.

     (f) Letter of Credit Advances. The term "Letter of Credit Advance" is used in this Agreement in accordance with the meanings set forth in this paragraph 2.02(f). The making of any payment by the Issuing Bank under a Letter of Credit is sometimes referred to herein as the making of a Letter of Credit Advance by the Issuing Bank in the amount of such payment. The making of any payment by a Bank for the account of the Issuing Bank under Section 2.02(e) on account of an unreimbursed drawing on a Letter of Credit is sometimes referred to herein as the making of a Letter of Credit Advance to the Applicable Account Party by such Bank. The making of such a Letter of Credit Advance by a Bank with respect to an unreimbursed drawing on a Letter of Credit shall reduce, by a like amount, the outstanding Letter of Credit Advance of the Issuing Bank with respect to such unreimbursed drawing.

     (g) Letter of Credit Reports. The Issuing Bank will furnish to the Administrative Agent prompt written notice of each issuance or renewal of a Letter of Credit (including the Available Amount and expiration date thereof), amendment to a Letter of Credit, cancellation of a Letter of Credit and payment on a Letter of Credit. The Administrative Agent will furnish (A) to each Bank prior to the tenth Business Day of each calendar quarter a written report summarizing issuance, renewal and expiration dates of Letters of Credit issued or renewed during the preceding calendar quarter and payments and reductions in Available Amount during such calendar quarter on all Letters of Credit and (B) to each Bank prior to the tenth Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

     SECTION 2.03 Repayment of Advances.

     (a) Account Parties' Reimbursement Obligation.

          (i) Each Account Party hereby agrees to reimburse the Issuing Bank (by making payment to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.07) in the amount of each payment made by the Issuing Bank under any Letter of Credit issued for such Account Party's account, such reimbursement to be made on the date such payment under such Letter of Credit is made by the Issuing Bank (but not earlier than the date which is one Business Day after notice of such payment under such Letter of Credit or of the drawing giving rise to such payment under such Letter of Credit is given to such Account Party). Such reimbursement obligation shall be payable without further notice, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. To the extent such payment by such Account Party is not timely made as provided in the first sentence of this clause (i), such Account Party hereby agrees to pay to the Administrative Agent, for the respective accounts of the Issuing Bank and the Banks which have funded their respective shares of such amount remaining unpaid by such Account Party, on demand, interest thereon at a rate per annum for each day equal to 2% plus the Base Rate in effect on such day.

          (ii) The obligation of each Account Party to reimburse the Issuing Bank for any payment made by the Issuing Bank under any Letter of Credit, and the obligation of each Bank under Section 2.02(e) with respect thereto, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, the applicable Letter of Credit Agreement and any other applicable agreement or instrument under all circumstances, including, without limitation, the following circumstances:

               (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

               (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Account Party or any other Person in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

               (C) the existence of any claim, set-off, defense or other right that any Account Party or any other Person may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

               (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

               (F) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the obligations of any Account Party or any other Person in respect of the L/C Related Documents; or

               (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Account Party or a guarantor.

     (b) Rescission. If any amount received by the Issuing Bank on account of any Letter of Credit Advance shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each Bank will (except to the extent a corresponding amount received by such Bank on account of its Letter of Credit Advance relating to the same payment on a Letter of Credit has been avoided, rescinded or otherwise returned or paid over by such Bank), promptly upon notice from the Administrative Agent or the Issuing Bank, pay over to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share of such amount, together with its Pro Rata Share of any interest or penalties payable with respect thereto.

     SECTION 2.04 Termination or Reduction of the LC Commitment Amounts. The Parent may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the LC Commitment Amounts; provided, however, that each partial reduction (i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof,
(ii) shall be made ratably among the Banks in accordance with their LC Commitment Amounts and (iii) shall automatically reduce the Issuing Bank's Letter of Credit Issuance Commitment Amount, as contemplated by the definition of that term.

     SECTION 2.05 Fees.

     (a) Commitment Fee. The Account Parties jointly and severally agree to pay to the Administrative Agent for the account of the Banks a commitment fee, from the Effective Date in the case of each Initial Bank and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank until the Expiration Date, payable in arrears quarterly on the last Business Day of each March, June, September and December commencing December 31, 2003 and on the Expiration Date, at the rate of the Applicable Commitment Fee Percentage on the average daily Unused LC Commitment Amount of each Bank during such quarter (or shorter period); provided, however, that no commitment fee shall accrue on the LC Commitment Amount of a Defaulting Bank so long as such Bank shall be a Defaulting Bank.

     (b) Administrative Agent's Fees. The Account Parties jointly and severally agree to pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Parent and the Administrative Agent.

     (c) Letter of Credit Fees, Etc.

          (i) The Account Parties jointly and severally agree to pay to the Administrative Agent for the account of each Bank a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December commencing December 31, 2003, and on the Expiration Date, on such Bank's Pro Rata Share of the average daily aggregate Available Amount during such quarter (or shorter period) of all Letters of Credit of each Type outstanding from time to time at the rate equal to the then Applicable Margin with respect to such Type of Letters of Credit.

          (ii) The Account Parties jointly and severally agree to pay to the Issuing Bank, for its own account, (x) the facing fee referred to the Fee Letter, on the terms set forth therein, and (y) the Issuing Bank's customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, relating to letters of credit as are from time to time in effect. With respect to the Existing Letters of Credit, Wachovia shall be entitled to receive the fees and other amounts provided for under this Section 2.05(c)(ii) (to the extent not previously paid to Wachovia pursuant to the Existing Reimbursement Agreement) as if the Existing Letters of Credit were issued hereunder on the Effective Date.

     SECTION 2.06 Increased Costs, Etc.

     (a) If, due to either (i) the introduction of or any change in or in the interpretation of, in each case after the date hereof, any law or regulation or
(ii) the compliance with any guideline
or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or the making of Letter of Credit Advances (excluding, for purposes of this Section 2.06, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section
2.08 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Bank is organized or has its Applicable Lending Office or any political subdivision thereof), then the Account Parties jointly and severally agree to pay, from time to time, within five days after demand by such Bank (with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Account Parties by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation, in each case after the date hereof, or
(ii) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank as a result of or based upon the existence of such Bank's commitment to lend hereunder and other commitments of such type, then, within five days after demand by such Bank or such corporation (with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, the Account Parties jointly and severally agree to pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Account Parties by such Bank shall be conclusive and binding for all purposes, absent manifest error.

     (c) Each Bank shall promptly notify the Account Parties and the Administrative Agent of any event of which it has actual knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid any obligation by the Account Parties to pay any amount pursuant to subsection (a) or (b) above or pursuant to Section 2.08 (and, if any Bank has given notice of any such event and thereafter such event ceases to exist, such Bank shall promptly so notify the Account Parties and the Administrative Agent). Without limiting the foregoing, each Bank will designate a different Applicable Lending Office if such designation will avoid (or reduce the cost to the Account Parties of) any event described in the preceding sentence and such designation will not, in such Bank's good faith judgment, be otherwise disadvantageous to such Bank.

     (d) Notwithstanding the provisions of subsections (a) and (b) above or
Section 2.08 (and without limiting subsection (c) above), if any Bank fails to notify the Account Parties of any event or circumstance that will entitle such Bank to compensation pursuant subsection (a) or (b) above or Section 2.08 within 120 days after such Bank obtains actual knowledge of such event or circumstance, then such Bank shall not be entitled to compensation from the Account Parties for any amount arising prior to the date which is 120 days before the date on which such Bank notifies the Account Parties of such event or circumstance. For avoidance of doubt, it is noted that the term "Bank" as used in this Section
2.06 and in other Sections of this Agreement includes the Issuing Bank in its capacity as such.

     SECTION 2.07 Payments and Computations.

     (a) The Account Parties shall make each payment hereunder irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.11), not later than 11:00 A.M. (Charlotte, North Carolina time) on the day when due, in U.S. dollars, to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by such Account Party is in respect of principal, interest, commitment fees or any other amount then payable hereunder to more than one Bank, to such Banks for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective amount then payable to such Banks and (ii) if such payment by such Account Party is in respect of any amount then payable hereunder to one Bank, to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) Each Account Party hereby authorizes each Bank, if an Event of Default under Section 6.01(a) has occurred and is continuing, to charge from time to time against any or all of such Account Party's accounts with such Bank any amount that resulted in such Event of Default.

     (c) All computations of interest on Letter of Credit Advances (and any other amount payable by reference to the Base Rate) when the Base Rate is determined by reference to Wachovia's prime rate shall be made by the Administrative Agent on the basis of a year of 365 or, if applicable, 366 days; all other computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days. All such computations shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

     SECTION 2.08 Taxes.

     (a) Any and all payments by any Loan Party hereunder shall be made, in accordance with Section 2.07, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Bank or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Bank, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being herein referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or to any Bank or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Bank or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Loan Document (herein referred to as "Other Taxes").

     (c) Each Loan Party shall indemnify each Bank and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.08, imposed on or paid by such Bank or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification payment shall be made within 30 days from the date such Bank or such Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, each Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this
Section 2.08, the terms "United States" and "United States person" shall have the meanings specified in Section 7701(a)(9) and 7701(a)(10) of the Internal Revenue Code, respectively.

     (e) Each Bank organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Bank or the Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Bank in the case of each other Bank, and from time to time thereafter as requested in writing by the Parent (but only so long thereafter as such Bank remains lawfully able to do so), provide each of the Administrative Agent and the Parent with two original Internal Revenue Service forms W-8BEN or W-8ECI or (in the case of a Bank that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Bank delivers a form W-8, a certificate representing that such Bank is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or, in the case of a Bank providing a form W-8, certifying that such Bank is a foreign corporation, partnership, estate or trust. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Bank becomes a party to this Agreement, the Bank assignor was entitled to payments under subsection (a) of this Section 2.08 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN, W-8ECI or W-8 (and the related certificate described above), that the Bank reasonably considers to be confidential, the Bank shall give notice thereof to the Parent and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Bank which may lawfully do so has failed to provide the Parent with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Bank shall not be entitled to indemnification under subsection (a) or (c) of this
Section 2.08 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Parent shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (g) Each Bank represents and warrants to the Account Parties that, as of the date such Bank becomes a party to this Agreement, such Bank is entitled to receive payments hereunder from the Account Parties without deduction or withholding for or on account of any Taxes.

     SECTION 2.09 Sharing of Payments, Etc. If any Bank shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to
Section 9.07) (a) on account of obligations due and payable to such Bank hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such obligations due and payable to such Bank at such time to (ii) the aggregate amount of the obligations due and payable to all Banks hereunder at such time) of payments on account of the obligations due and payable to all Banks hereunder at such time obtained by all the Banks at such time or (b) on account of obligations owing (but not due and payable) to such Bank hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such obligations owing to such Bank at such time to (ii) the aggregate amount of the obligations owing (but not due and payable) to all Banks hereunder at such time) of payments on account of the obligations owing (but not due and payable) to all Banks hereunder at such time obtained by all of the Banks at such time, such Bank shall forthwith purchase from the other Banks such interests or participating interests in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the purchase price paid to such Bank to (ii) the aggregate purchase price paid to all Banks) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such other Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Account Party agrees that any Bank so purchasing an interest or participating interest from another Bank pursuant to this Section 2.09 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Bank were the direct creditor of such Account Party in the amount of such interest or participating interest, as the case may be.

     SECTION 2.10 Use of Letters of Credit. The Letters of Credit shall be used for the general corporate purposes of the Account Parties and their respective Subsidiaries.

     SECTION 2.11 Defaulting Banks.

     (a) In the event that, at any one time, (i) any Bank shall be a Defaulting Bank, (ii) such Defaulting Bank shall owe a Defaulted Amount to any Agent or any of the other Banks and (iii) any Account Party shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Bank, then the

Administrative Agent may, on its behalf or on behalf of such other Banks and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Account Party to or for the account of such Defaulting Bank to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Banks, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Banks and, if the amount of such payment made by such Account Party shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Banks, in the following order of priority:

          (i) first, to the Agents for any Defaulted Amounts then owing to the Agents;

          (ii) second, to the Issuing Bank for any amount then due and payable to it, in its capacity as such, by such Defaulting Bank, ratably in accordance with such amounts then due and payable to the Issuing Bank; and

          (iii) third, to any other Banks for any Defaulted Amounts then owing to such other Banks, ratably in accordance with such respective Defaulted Amounts then owing to such other Banks.

Any portion of such amount paid by such Account Party for the account of such Defaulting Bank remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) of this Section 2.11.

     (b) In the event that, at any one time, (i) any Bank shall be a Defaulting Bank, (ii) such Defaulting Bank shall not owe a Defaulted Amount and (iii) any Account Party, any Agent or other Bank shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Bank, then such Account Party or such Agent or such other Bank shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow and the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (b) shall be deposited by the Administrative Agent in an account with Wachovia in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (b). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Wachovia's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (b). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be

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

made by such Defaulting Bank and to pay any amount payable by such Defaulting Bank hereunder and under the other Loan Documents to the Administrative Agent or any other Bank, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Agents for any amounts then due and payable by such Defaulting Bank to the Agents hereunder;

          (ii) second, to the Issuing Bank for any amount then due and payable to it, in its capacity as such, by such Defaulting Bank, ratably in accordance with such amounts then due and payable to such Issuing Bank; and

          (iii) third, to any other Banks for any amount then due and payable by such Defaulting Bank to such other Banks hereunder, ratably in accordance with such respective amounts then due and payable to such other Banks.

In the event that any Bank that is a Defaulting Bank shall, at any time, cease to be a Defaulting Bank, any funds held by the Administrative Agent in escrow at such time with respect to such Bank shall be distributed by the Administrative Agent to such Bank and applied by such Bank to the obligations owing to such Bank at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such obligations outstanding at such time.

     (c) The rights and remedies against a Defaulting Bank under this Section
2.11 are in addition to other rights and remedies that any Agent or any Bank may have against such Defaulting Bank with respect to any Defaulted Amount.

     SECTION 2.12 Replacement of Affected Bank. At any time any Bank is an Affected Bank, the Account Parties may replace such Affected Bank as a party to this Agreement with one or more other Banks and/or Eligible Assignees, and upon notice from the Account Parties such Affected Bank shall assign pursuant to an Assignment and Acceptance, and without recourse or warranty, its LC Commitment Amount, its Letter of Credit Advances, its obligations to fund Letter of Credit payments, its participation in, and its rights and obligations with respect to, Letters of Credit, and all of its other rights and obligations hereunder to such other Banks and/or Eligible Assignees for a purchase price equal to the sum of the principal amount of the Letter of Credit Advances so assigned, all accrued and unpaid interest thereon, such Affected Bank's ratable share of all accrued and unpaid fees payable pursuant to Section 2.05 and all other obligations owed to such Affected Bank hereunder.

     SECTION 2.13 Certain Provisions Relating to the Issuing Bank and Letters of Credit.

     (a) Letter of Credit Agreements. The representations, warranties and covenants by the Account Parties under, and the rights and remedies of the Issuing Bank under, any Letter of Credit Agreement relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Account Parties under, and rights and remedies of the Issuing Bank and the Banks under, this Agreement and applicable law. Each Account Party acknowledges and agrees that all rights of the Issuing Bank under any Letter of

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

Credit Agreement shall inure to the benefit of each Bank to the extent of its Letter of Credit Participating Interest Commitment and Letter of Credit Advances as fully as if such Bank was a party to such Letter of Credit Agreement. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Agreement, this Agreement shall prevail.

     (b) Certain Provisions. The Issuing Bank shall have no duties or responsibilities to any Agent or any Bank except those expressly set forth in this Agreement, and no implied duties or responsibilities on the part of the Issuing Bank shall be read into this Agreement or shall otherwise exist. The duties and responsibilities of the Issuing Bank to the Banks and the Agents under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Issuing Bank shall not have a fiduciary relationship in respect of any Agent, any Bank or any other Person. The Issuing Bank shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any Loan Document or Letter of Credit, except to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank, as finally determined by a court of competent jurisdiction. The Issuing Bank shall not be under any obligation to ascertain, inquire or give any notice to any Agent or any Bank relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Account Party, (ii) the business, operations, condition (financial or otherwise) or prospects of the Account Parties or any other Person, or (iii) the existence of any Default. The Issuing Bank shall not be under any obligation, either initially or on a continuing basis, to provide any Agent or any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished. The Issuing Bank shall not be responsible for the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any Loan Document.

     (c) Administration. The Issuing Bank may rely upon any notice or other communication of any nature (written, electronic or oral, including but not limited to telephone conversations and transmissions through the Issuing Bank's remote access system, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Issuing Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Issuing Bank may consult with legal counsel (including, without limitation, in-house counsel for the Issuing Bank or in-house or other counsel for the Account Parties), independent public accountants and any other experts selected by it from time to time, and the Issuing Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever the Issuing Bank shall deem it necessary or desirable that a matter be proved or established with respect to any Account Party, any Agent or any Bank, such matter may be established by a certificate of such Account Party, such Agent or such Bank, as the case may be, and the Issuing Bank may conclusively rely upon such certificate. The Issuing Bank shall not be deemed to have any knowledge or notice of the occurrence of any Default unless the Issuing Bank has received notice from a Bank, an Agent or an Account Party referring to this Agreement, describing such Default, and stating that such notice is a "notice of default".

     (d) Indemnification of Issuing Bank by Banks. Each Bank hereby agrees to reimburse and indemnify the Issuing Bank and each of its directors, officers, employees and

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

agents (to the extent not reimbursed by the Account Parties and without limitation of the obligations of the Account Parties to do so), in accordance with its Pro Rata Share, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel (other than in-house counsel) for the Issuing Bank or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document or any Letter of Credit, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Letter of Credit, provided, that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank or such other Person, as finally determined by a court of competent jurisdiction.

     (e) Issuing Bank in its Individual Capacity. With respect to its commitments and the obligations owing to it, the Issuing Bank shall have the same rights and powers under this Agreement and each other Loan Document as any other Bank and may exercise the same as though it were not the Issuing Bank, and the term "Banks" and like terms shall include the Issuing Bank in its individual capacity as such. The Issuing Bank and its affiliates may, without liability to account to any Person, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Account Party and any stockholder, subsidiary or affiliate of any Account Party, as though the Issuing Bank were not the Issuing Bank hereunder.

     SECTION 2.14 Downgrade Event with Respect to a Bank.

     (a) If a Downgrade Event shall occur with respect to (i) any Downgraded Bank or (ii) any other Bank and, as a result thereof, such other Bank becomes a Downgraded Bank, then the Issuing Bank may, by notice to such Downgraded Bank, the Administrative Agent and the Parent within 45 days after such Downgrade Event (any such notice, a "Downgrade Notice"), request that the Account Parties use reasonable efforts to replace such Bank as a party to this Agreement pursuant to Section 2.12. If such Bank is not so replaced within 45 days after receipt by the Account Parties of such Downgrade Notice, then (x) if no Default exists and such Downgraded Bank has not exercised its right to remain a Bank hereunder pursuant to clause (y) below, the following shall occur concurrently:

               (A) the Committed Facility shall be reduced by the amount of the LC Commitment Amount of such Downgraded Bank,

               (B) the Account Parties shall prepay all amounts owed to such Downgraded Bank hereunder or in connection herewith

               (C) if, upon the reduction of the Committed Facility under clause
          (A) above and the payment under clause (B) above, the sum of the principal amount

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

          of all Advances plus the Available Amount of all Letters of Credit (valuing the Available Amount of, and Letter of Credit Advances of the Issuing Bank in respect of, any Non-Dollar Letter of Credit at the Dollar Equivalent thereof as of the time of such calculation) would exceed the amount of the Committed Facility, then the Account Parties will immediately eliminate such excess by paying Advances and/or causing the Available Amount of one or more Letters of Credit to be reduced, and

               (D) upon completion of the events described in clauses (A), (B) and (C) above, such Downgraded Bank shall cease to be a party to this Agreement;

or (y) if a Default exists or, not later than 30 days after receipt of such Downgrade Notice, such Downgraded Bank notifies the Account Parties, the Issuing Bank and the Administrative Agent that such Downgraded Bank elects to provide (in a manner reasonably satisfactory to the Issuing Bank) cash collateral to the Issuing Bank for (or if such Downgraded Bank is unable, without regulatory approval, to provide cash collateral, a letter of credit reasonably satisfactory to the Issuing Bank covering) its contingent obligations to reimburse the Issuing Bank for any payment under any Letter of Credit as provided in Section 2.02(e) (its "LC Participation Obligations"), such Downgraded Bank shall be obligated to (and each Bank agrees that in such circumstances it will) deliver to the Issuing Bank (I) immediately, cash collateral (or, as aforesaid, a letter of credit) in an amount equal to its LC Participation Obligations and (II) from time to time thereafter (so long as it is a Downgraded Bank), cash collateral (or, as aforesaid, a letter of credit) sufficient to cover any increase in its LC Participation Obligations as a result of any proposed issuance of or increase in a Letter of Credit. Any funds provided by a Downgraded Bank for such purpose shall be maintained in a segregated deposit account in the name of the Issuing Bank at the Issuing Bank's principal office in the United States (a "Downgrade Account"). The funds so deposited in any Downgrade Account (or any drawing under such a letter of credit) shall be used only in accordance with the following provisions of this Section 2.14.

     (b) If any Downgraded Bank shall be required to fund its participation in a payment under a Letter of Credit pursuant to Section 2.02(e), then the Issuing Bank shall apply the funds deposited in the applicable Downgrade Account by such Downgraded Bank (or any drawing under such a letter of credit) to fund such participation. The deposit of funds in a Downgrade Account by any Downgraded Bank (or any drawing under such a letter of credit) shall not constitute a Letter of Credit Advance (and the Downgraded Bank shall not be entitled to interest on such funds except as provided in clause (c) below) unless and until (and then only to the extent that) such funds (or any drawing under such a letter of credit) are used by the Issuing Bank to fund the participation of such Downgraded Bank pursuant to the first sentence of this clause (b).

     (c) Funds in a Downgrade Account shall be invested in such investments as may be agreed between the Issuing Bank and the applicable Downgraded Bank, and the income from such investments shall be distributed to such Downgraded Bank from time to time (but not less often than monthly) as agreed between the Issuing Bank and such Downgraded Bank. The Issuing Bank will (i) from time to time, upon request by a Downgraded Bank, release to such Downgraded Bank any amount on deposit in the applicable Downgrade Account in excess of the

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

LC Participation Obligations of such Downgraded Bank (or, if applicable, not draw under any such letter of credit in excess of the L/C Participation Obligations of such Downgraded Bank) and (ii) upon the earliest to occur of (A) the effective date of any replacement of such Downgraded Bank as a party hereto pursuant to an Assignment and Acceptance, (B) the termination of such Downgraded Bank's LC Commitment Amount pursuant to clause (a) or (C) the first Business Day after receipt by the Issuing Bank of evidence (reasonably satisfactory to the Issuing Bank) that such Bank is no longer a Downgraded Bank, release to such Bank all amounts on deposit in the applicable Downgrade Account (or, if applicable, return such letter of credit to such Bank for cancellation).

     (d) At any time any Downgraded Bank is required to maintain cash collateral with the Issuing Bank pursuant to this Section 2.14, the Issuing Bank shall have no obligation to issue or increase any Letter of Credit unless such Downgraded Bank has provided sufficient funds as cash collateral to the Issuing Bank to cover all LC Participation Obligations of such Downgraded Bank (including in respect of the Letter of Credit to be issued or increased).

     SECTION 2.15 Downgrade Event or Other Event with Respect to the Issuing Bank. At any time that the Issuing Bank is a Downgraded Bank or at such other times as the Issuing Bank and the Account Parties may agree, the Account Parties may, upon not less than three Business Days' notice to the Issuing Bank (in this Section sometimes referred to as the "Old Issuing Bank") and the Administrative Agent, designate any Bank (so long as such Bank has agreed to such designation) as an additional "Issuing Bank" hereunder (in this Section sometimes referred to as the "New Issuing Bank"). Such notice shall specify the date (which shall be a Business Day) on which the New Issuing Bank is to become an additional "Issuing Bank" hereunder. From and after such date, all new Letters of Credit requested to be issued hereunder shall be issued by the New Issuing Bank. From and after such date (and until the first date on which no Letters of Credit issued by the Old Issuing Bank are outstanding and no reimbursement obligations are owed to the Old Issuing Bank, on which date the Old Issuing Bank shall cease to be an Issuing Bank hereunder), references in this Agreement to the "Issuing Bank" shall be deemed to refer (a) to the Old Issuing Bank, with respect to Letters of Credit issued by it, (b) to the New Issuing Bank, with respect to Letters of Credit issued or to be issued by it, and (c) to each of the Old Issuing Bank and the New Issuing Bank, with respect to other matters. Notwithstanding the fact that an Old Issuing Bank shall cease to be an "Issuing Bank" hereunder, all of the exculpatory, indemnification and similar provisions hereof in favor of the "Issuing Bank" shall inure to such Old Issuing Bank's benefit as to any actions taken or omitted by it while it was an "Issuing Bank" under this Agreement. The Account Parties agree that after any appointment of a New Issuing Bank hereunder, the Account Parties shall use reasonable commercial efforts to promptly replace (or otherwise cause the applicable beneficiary to return to the Old Issuing Bank for cancellation) each letter of credit issued by the Old Issuing Bank with a new Letter of Credit issued by the New Issuing Bank.

     SECTION 2.16 Non-Dollar Letters of Credit.

     (a) The Account Parties, the Administrative Agent, the Issuing Bank and the Banks (i) agree that the Issuing Bank may (in its sole discretion) issue Letters of Credit ("Non-Dollar Letters of Credit") in currencies other than U.S. dollars and (ii) further agree as set forth in the following paragraphs of this Section with respect to such Non-Dollar Letters of Credit.

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

     (b) The Account Parties agree that their reimbursement obligations under
Section 2.03(a) and any resulting Letter of Credit Advance, in each case in respect of a drawing under any Non-Dollar Letter of Credit, (i) shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (determined on the date of payment by the Account Parties or, in the event of payment by the Banks pursuant to
Section 2.02(e), on the date of such payment by the Banks), and (ii) shall bear interest at a rate per annum equal to the Base Rate plus 2%, for each day from and including the date on which the Applicable Account Party is to reimburse the Issuing Bank pursuant to Section 2.03(a) to but excluding the date such obligation is paid in full.

     (c) Each Bank agrees that its obligation to pay the Issuing Bank such Bank's Pro Rata Share of the unreimbursed portion of any payment by the Issuing Bank under Section 2.02(e) in respect of a drawing under any Non-Dollar Letter of Credit shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (calculated on the date of payment), and any such amount which is not paid when due shall bear interest at a rate per annum equal to the Overnight Rate plus, beginning on the third Business Day after such amount was due, 2%.

     (d) For purposes of determining whether there is availability for the Account Parties to request any Advance or to request the issuance or extension of, or any increase in, any Letter of Credit, the Dollar Equivalent amount of the Available Amount of each Non-Dollar Letter of Credit shall be calculated as of the date such Advance is to be made or such Letter of Credit is to be issued, extended or increased.

     (e) For purposes of determining the letter of credit fee under Section 2.05(c), the Dollar Equivalent amount of the Available Amount of any Non-Dollar Letter of Credit shall be determined on each of (1) the date of an issuance, extension or change in the Available Amount of such Non-Dollar Letter of Credit,
(2) the date of any payment by the Issuing Bank in respect of a drawing under such Non-Dollar Letter of Credit, (3) the last Business Day of each March, June, September and December and (4) each day on which the LC Commitment Amounts are to be reduced pursuant to Section 2.04 (it being understood that no requested reduction shall be permitted to the extent that, after making a calculation pursuant to this clause (e), such reduction would be greater than the unused portion of the LC Commitment Amounts).

     (f) If, on the last Business Day of each March, June, September and December, the sum of the principal amount of all Advances plus the Available Amount of all Letters of Credit (valuing the Available Amount of, and Letter of Credit Advances in respect of, any Non-Dollar Letter of Credit at the Dollar Equivalent thereof as of such day) would exceed the amount of the Committed Facility, then the Account Parties will immediately eliminate such excess by paying Advances and/or causing the Available Amount of one or more Letters of Credit to be reduced.

     (g) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in respect of any Non-Dollar Letter of Credit in one currency into another currency, the rate of exchange used shall be that at which in accordance with its normal banking procedures the Issuing Bank could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Account Party in respect of any such sum due from it to the Issuing Bank or any Bank hereunder shall, notwithstanding

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

any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement and the applicable Non-Dollar Letter of Credit (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Issuing Bank or such Bank of any sum adjudged to be so due in the Judgment Currency, the Issuing Bank or such Bank may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Issuing Bank or such Bank in the Agreement Currency, the Applicable Account Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Issuing Bank or such Bank, as applicable, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Issuing Bank or such Bank in such currency, the Issuing Bank and each Bank agrees to return the amount of any excess to the Applicable Account Party (or to any other Person who may be entitled thereto under applicable law).

     (h) For purposes of this Section, "Dollar Equivalent" means, in relation to an amount denominated in a currency other than U.S. dollars, the amount of U.S. dollars which could be purchased with such amount by the Issuing Bank in accordance with its customary procedures (and giving effect to any transaction costs) at the quoted foreign exchange spot rate of the Issuing Bank at the time of determination; and "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the applicable currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Issuing Bank to major banks in the London or other applicable offshore interbank market. The Overnight Rate for any day which is not a Business Day (or on which dealings are not carried on in the applicable offshore interbank market) shall be the Overnight Rate for the immediately preceding Business Day.

                                   ARTICLE III

            CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

     SECTION 3.01 Conditions Precedent to Effective Date. The occurrence of the Effective Date, and the obligation of the Issuing Bank to issue any Letter of Credit on the Effective Date, is subject to the satisfaction of the following conditions precedent:

          (i) The Administrative Agent shall have received the following, each dated the Effective Date (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Bank:

               (A) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party.

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

               (B) A copy of a certificate of the Secretary of State or other appropriate official of the jurisdiction of incorporation of each Loan Party, dated reasonably near the Effective Date, certifying as to the good standing (or existence) of such Loan Party.

               (C) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President (or equivalent officer if such Loan Party has no Vice President) and its Secretary or any Assistant Secretary (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (1) a true and correct copy of the constitutional documents of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(i)(A) were adopted and on the Effective Date, (2) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (3) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (4) the absence of any event occurring and continuing, or resulting from the Effective Date, that constitutes a Default.

               (D) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (E) A favorable opinion of (1) Maples and Calder, Cayman Islands counsel for the Parent, in substantially the form of Exhibit B-1 hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request, (2) Mayer, Brown, Rowe & Maw LLP, New York counsel for the Loan Parties, in substantially the form of Exhibit B-2 hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request, and (3) Conyers Dill & Pearman, Bermuda counsel for ACE Bermuda, Tempest Life and Tempest, in substantially the form of Exhibit B-3 hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request.

          (ii) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (x) could be reasonably expected to have a Material Adverse Effect or (y) would reasonably be expected to materially adversely affect the legality, validity or enforceability of any Loan Document or the other transactions contemplated by the Loan Documents.

          (iii) No development or change shall have occurred after December 31, 2002, and no information shall have become known after such date, that has had or could reasonably be expected to have a Material Adverse Effect.

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

          (iv) The Account Parties shall have paid all accrued fees of the Administrative Agent and the Banks and all accrued expenses of the Administrative Agent (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel on behalf of all of the Banks), in each case to the extent then due and payable.

          (v) The Administrative Agent shall have received evidence satisfactory to it that all obligations of any Account Party outstanding under the Existing Reimbursement Agreement (other than fees and expenses of Wachovia's counsel) have been repaid and satisfied in full and that, concurrently with the effectiveness of this Agreement, the LC Commitment Amounts (as defined therein) under the Existing Reimbursement Agreement have been reduced to zero, and Wachovia shall have agreed, by its execution and delivery of this Agreement, that the Existing Letters of Credit issued under the Existing Reimbursement Agreement shall become Letters of Credit hereunder as of the Effective Date.

     SECTION 3.02 Conditions Precedent to Each Issuance, Extension or Increase of a Letter of Credit. The obligation of the Issuing Bank to issue, extend or increase a Letter of Credit (including any issuance on the Effective Date) shall be subject to the further conditions precedent that on the date of such issuance, extension or increase (a) the following statements shall be true (and each request for issuance, extension, or increase, and the acceptance by the Account Party that requested such issuance, extension or increase shall constitute a representation and warranty by such Account Party that both on the date of such notice and on the date of such issuance, extension or increase such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such issuance, extension or increase, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other the date of such issuance, extension or increase, in which case as of such specific date (provided, however, that the representation and warranty contained in the last sentence of Section 4.01(g) shall be excluded from this clause (i) at all times after (but shall be included on and as of) the Effective Date); and

          (ii) no Default has occurred and is continuing, or would result from such issuance, extension or increase;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Bank or the Issuing Bank through the Administrative Agent may reasonably request.

     SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Effective Date specifying its objection thereto, provided that such Bank has been given at least one Business Day's notice that the final form of such document or matter is available for its review.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01 Representations and Warranties of the Account Parties. Each Account Party represents and warrants as follows:

     (a) Each Loan Party and each of its Subsidiaries (i) is duly organized or formed, validly existing and, to the extent such concept applies, in good standing under the laws of the jurisdiction of its incorporation or formation,
(ii) is duly qualified and in good standing as a foreign corporation or other entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have any license, permit or other approval would not be reasonably likely to have a Material Adverse Effect. All of the outstanding Equity Interests in each Account Party (other than the Parent) have been validly issued, are fully paid and non-assessable and (except for any Preferred Securities issued after the date of this Agreement) are owned, directly or indirectly, by the Parent free and clear of all Liens.

     (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the Effective Date.

     (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party and the consummation of the transactions contemplated by the Loan Documents, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's constitutional documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or
(iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

     (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party or the other transactions contemplated by the Loan Documents, or (ii) the exercise by the Administrative Agent or any Bank of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

     (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

     (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the transactions contemplated by the Loan Documents.

     (g) The Consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2002, and the related Consolidated statements of income and of cash flows of the Parent and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheets of the Parent and its Subsidiaries as at June 30, 2003, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the six months then ended, duly certified by the Chief Financial Officer of the Parent, copies of which have been furnished to each Bank, fairly present, subject, in the case of said balance sheet as at June 30, 2003, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis (subject, in the case of the June 30, 2003 balance sheet and statements, to the absence of footnotes). Since December 31, 2002, there has been no Material Adverse Change.

     (h) [Reserved.]

     (i) No written information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Bank in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading as at the date it was dated (or if not dated, so delivered).

     (j) Margin Stock will constitute less than 25% of the value of those assets of any Account Party which are subject to any limitation on sale, pledge or other disposition hereunder.

     (k) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Account Party, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

     (l) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that is reasonably likely to have a Material Adverse Effect.

     (m) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

     (n) Except to the extent that any and all events and conditions under clauses (i) through (vi) below of this paragraph (n) in the aggregate are not reasonably expected to have a Material Adverse Effect:

          (i) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Pension Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Pension Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (ii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

          (iii) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (iv) With respect to each scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan that is not subject to United States law maintained or contributed to by any Loan Party or with respect to which any Subsidiary of any Loan Party may have liability under applicable local law (a "Foreign Plan"):

               (x) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

               (y) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

               (z) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

          (v) To the extent the assets of any Loan Party are or are deemed under applicable law to be "plan assets" within the meaning of Department of Labor Regulation (S) 2510.3-101, the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated therein will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

          (vi) During the twelve-consecutive-month period to the date of the execution and delivery of this Agreement and prior to the request for any Letter of Credit to be issued hereunder, no steps have been taken to terminate any Pension Plan, no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA and no minimum funding waiver has been applied for or is in effect with respect to any Pension Plan. No condition exists or event or transaction has occurred or is reasonably expected to occur with respect to any Pension Plan which could result in any Loan Party or any ERISA Affiliate incurring any material liability, fine or penalty.

     (o) In the ordinary course of its business, each Account Party reviews the effect of Environmental Laws on the operations and properties of such Account Party and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, and any actual or potential liabilities to third parties and any related costs and expenses). On the basis of this review, each Account Party has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect. The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, except for non-compliances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; and there are no Environmental Actions pending or threatened against any Loan Party or its Subsidiaries, and no circumstances exist that could be reasonably likely to form the basis of any such Environmental Action, which (in either case), individually or in the aggregate with all other such pending or threatened actions and circumstances, would reasonably be expected to have a Material Adverse Effect.

     (p) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all material federal tax returns and all other material tax returns required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except to the extent contested in good faith and by appropriate proceedings (in which case adequate reserves have been established therefor in accordance with GAAP).

     (q) Set forth on Schedule II hereto is a list of all letters of credit that were issued (or deemed issued) under the Existing Reimbursement Agreement and that are outstanding as of the Effective Date.

                                    ARTICLE V

                        COVENANTS OF THE ACCOUNT PARTIES

     SECTION 5.01 Affirmative Covenants. So long as any Advance or any other obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Letter of Credit Participating Interest Commitment or commitment to issue a Letter of Credit hereunder, each Account Party will:

     (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with Environmental Laws, Environmental Permits, ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

     (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful material claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither any Account Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

     (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or such Subsidiary operates (it being understood that the foregoing shall not apply to maintenance of reinsurance or similar matters which shall be solely within the reasonable business judgment of the Parent and its Subsidiaries).

     (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Parent and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c) and provided further that neither the Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent, such Subsidiary or the Banks.

     (e) Visitation Rights. At any reasonable time and from time to time upon prior notice, permit the Administrative Agent (upon request made by any Agent or any Bank), or any agents or representatives thereof, at the expense (so long as no Default has occurred and is continuing) of such Agent or such Bank, as the case may be, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with, so long as a representative of the Parent is present, their independent certified public accountants.

     (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary sufficient to permit the preparation of financial statements in accordance with GAAP.

     (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than any such transactions between Loan Parties or wholly owned Subsidiaries of Loan Parties) on terms that are fair and reasonable and no less favorable than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     (i) Pari Passu Ranking. Ensure that at all times the claims of the Banks, the Issuing Bank and the Agents against it under the Loan Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for claims which are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application or are mandatorily preferred by law applying to insurance companies generally.

     SECTION 5.02 Negative Covenants. So long as any Advance or any other obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Letter of Credit Participating Interest Commitment or commitment to issue a Letter of Credit hereunder, each of the Account Parties will not, at any time:

     (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or assign or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

          (i)  Permitted Liens;

          (ii) Liens described on Schedule 5.02(a) hereto;

          (iii) purchase money Liens upon or in real property or equipment acquired or held by the Parent or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition or within 180 days following such acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

          (iv) Liens arising in connection with Capitalized Leases; provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

          (v) (A) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event,
     (B) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Parent or any of it Subsidiaries in accordance with Section 5.02(c) and not created in contemplation of such event and (C) any Lien existing on any asset prior to the acquisition thereof by the Parent or any of its Subsidiaries and not created in contemplation of such acquisition;

          (vi) Liens securing obligations under credit default swap transactions determined by reference to, or Contingent Obligations in respect of, Debt issued by the Parent or one of its Subsidiaries; such Debt not to exceed an aggregate principal amount of $550,000,000;

          (vii) Liens arising in the ordinary course of its business which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (viii) Liens on cash and Approved Investments securing Hedge Agreements arising in the ordinary course of business;

          (ix) other Liens securing Debt or other obligations outstanding in an aggregate principal or face amount not to exceed at any time 5% of Consolidated Net Worth;

          (x) Liens consisting of deposits made by the Parent or any insurance Subsidiary with any insurance regulatory authority or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of the Parent or any insurance Subsidiary, in each case in favor of policyholders of the Parent or such insurance Subsidiary or an insurance regulatory authority and in the ordinary course of the Parent's or such insurance Subsidiary's business;

          (xi) Liens on Investments and cash balances of the Parent or any insurance Subsidiary (other than capital stock of any Subsidiary) securing obligations of the Parent or any insurance Subsidiary in respect of (i) letters of credit obtained in the ordinary course of business and/or (ii) trust arrangements formed in the ordinary course of business for the benefit of cedents to secure reinsurance recoverables owed to them by the Parent or any insurance Subsidiary;

          (xii) the replacement, extension or renewal of any Lien permitted by clause (iii) or (vi) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount (other than in respect of fees, expenses and premiums, if any) or change in any direct or contingent obligor) of the Debt secured thereby;

          (xiii) Liens securing obligations owed by any Loan Party to any other Loan Party or owed by any Subsidiary of the Parent (other than a Loan Party) to the Parent or any other Subsidiary;

          (xiv) Liens incurred in the ordinary course of business in favor of financial intermediaries and clearing agents pending clearance of payments for investment or in the nature of set-off, banker's lien or similar rights as to deposit accounts or other funds;

          (xv) judgment or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed;

          (xvi) Liens arising in connection with Securitization Transactions; provided that the aggregate principal amount of the investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions (together with the aggregate principal amount of any other obligations secured by such Liens) shall not exceed U.S. $250,000,000;

          (xvii) Liens on securities arising out of repurchase agreements with a term of not more than three months entered into with "Lenders" (as such term is defined in the Five Year Credit Agreement) or their Affiliates or with securities dealers of recognized standing; provided that the aggregate amount of all assets of the Parent and its Subsidiaries subject to such agreements shall not at any time exceed $800,000,000. For purposes of this clause (xviii), "Five Year Credit Agreement" shall mean the Amended and Restated Five-Year Credit Agreement dated as of May 8, 2000 among the Parent, ACE Bermuda, Tempest, ACE INA Holdings Inc. and ACE Financial Services, Inc., as borrowers, various financial institutions, and JPMorgan Chase Bank, as administrative agent, as amended, modified, supplemented or restated from time to time;

          (xviii) Liens securing up to an aggregate amount of $200,000,000 of obligations of Tempest, the Parent or any wholly owned Subsidiary, arising out of catastrophe bond financing; and

          (xix) Liens on proceeds delivered to any Account Party under any Guaranteed Investment Contract.

     (b) Change in Nature of Business. Make any material change in the nature of the business of the Parent and its Subsidiaries, taken as a whole, as carried on at the date hereof.

     (c) Mergers, Etc. Merge into or amalgamate or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

          (i) any Subsidiary of the Parent may merge into or amalgamate or consolidate with any other Subsidiary of the Parent, provided that, in the case of any such merger, amalgamation or consolidation, the Person formed by such merger, amalgamation or consolidation shall be a wholly owned Subsidiary of the Parent, provided further that, in the case of any such merger, amalgamation or consolidation to which an Account Party is a party, the Person formed by such merger, amalgamation or consolidation shall be such Account Party;

          (ii) any Subsidiary of any Account Party may merge into or amalgamate or consolidate with any other Person or permit any other Person to merge into or amalgamate or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Account Party;

          (iii) in connection with any sale or other disposition permitted under
     Section 5.02(d), any Subsidiary of the Parent may merge into or amalgamate or consolidate with any other Person or permit any other Person to merge into or amalgamate or consolidate with it; and

          (iv) the Parent or any Account Party may merge into or amalgamate or consolidate with any other Person; provided that, in the case of any such merger, amalgamation or consolidation, the Person formed by such merger, amalgamation or consolidation shall be the Parent or such Account Party, as the case may be;

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

     (d) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any other Account Party to sell, lease, transfer or otherwise dispose of, all or substantially all of its assets (excluding sales of investment securities in the ordinary course of business).

     (e) Restricted Payments. In the case of the Parent, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Parent or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

          (i) the Parent may (A) declare and pay dividends and distributions payable only in common stock of the Parent, (B) issue and sell shares of its capital stock, (C) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests in an aggregate amount during the term of this Agreement not exceeding $300,000,000 and (D) declare and pay cash dividends to its stockholders,

          (ii) (A) any Loan Party (other than the Parent) may declare and pay cash dividends to another Loan Party and (B) any Subsidiary of the Parent (other than any Loan Party) may (x) declare and pay cash dividends to the Parent or any other wholly owned Subsidiary of the Parent of which it is a Subsidiary and (y) accept capital contributions from its parent, and

          (iii) a Special Purpose Trust may issue Preferred Securities and pay dividends thereon with the proceeds of payments of interest on the Debentures.

     (f) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as permitted by GAAP

     SECTION 5.03 Reporting Requirements. So long as any Advance or any other obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Letter of Credit Participating Interest Commitment or commitment to issue a Letter of Credit hereunder, the Parent will furnish to the Agents and the Banks:

     (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Parent setting forth details of such Default, event, development or occurrence and the action that the Parent or the applicable Subsidiary has taken and proposes to take with respect thereto.

     (b) Annual Financials.

          (i) As soon as available and in any event within 90 days after the end of each Fiscal Year (or, if earlier, within five Business Days after such date as the Parent is required to file its annual report on Form 10-K for such Fiscal Year with the Securities and Exchange Commission), a copy of the annual Consolidated audit report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such Fiscal Year, all reported on in a manner reasonably acceptable to the Securities and Exchange Commission in each case and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing reasonably acceptable to the Required Banks, together with (i) a certificate of the Chief Financial Officer of the Parent stating that no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action

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

     that the Parent has taken a proposes to take with respect thereto, and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04.

          (ii) As soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the annual Consolidated audit report for such year for each Subsidiary Guarantor and its Subsidiaries, including therein a Consolidated balance sheet of such Subsidiary Guarantor and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of such Subsidiary Guarantor and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Banks of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Required Banks.

     (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year (or, if earlier, within five Business Days after such date as the Parent is required to file its quarterly report on Form 10-Q for such fiscal quarter with the Securities and Exchange Commission), Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to the absence of footnotes and normal year-end audit adjustments) by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent in determining compliance with the covenants contained in Section 5.04.

     (d) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

     (e) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Parent sends to its stockholders generally, copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, and (to the extent not otherwise provided) copies of all certifications of the Parent's principal executive officer and principal financial officer made pursuant to Section 302 or 906 of the Sarbanes-Oxley Act of 2002, as amended.

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

     (f) ERISA.

          (i) ERISA Events. Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate institutes any steps to terminate any Pension Plan or becomes aware of the institution of any steps or any threat by the PBGC to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Loan Party or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in any Loan Party or any ERISA Affiliate incurring any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party or any ERISA Affiliate with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto.

          (ii) Plan Annual Reports. Promptly upon request of any Agent or any Bank, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan.

          (iii) Multiemployer Plan Notices. Promptly and in any event within 15 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B); provided, however, that such notice and documentation shall not be required to be provided (except at the specific request of any Agent or any Bank, in which case such notice and documentation shall be promptly provided following such request) if such condition or event is not reasonably expected to result in any Loan Party or any ERISA Affiliate incurring any material liability, fine, or penalty.

     (g) [Reserved.]

     (h) Statutory Statements. As soon as available and in any event within 20 days after submission, each statutory statement of the Loan Parties (or any of them) in the form submitted to The Insurance Division of the Office of Registrar of Companies of Bermuda.

     (i) Regulatory Notices, Etc. Promptly after any Responsible Officer of the Parent obtains knowledge thereof, (i) a copy of any notice from the Bermuda Minister of Finance, the Registrar of Companies or the Supervisor of Insurance or any other person of the revocation, the suspension or the placing of any restriction or condition on the registration as an insurer of any Account Party under the Bermuda Insurance Act 1978 (and related regulations) or of the institution of any proceeding or investigation which could result in any such revocation, suspension or placing of such a restriction or condition, (ii) copies of any correspondence by, to or concerning any Loan Party relating to an investigation conducted by the Bermuda Minister of Finance, whether pursuant to
Section 132 of the Bermuda Companies Act 1981 (and related regulations) or otherwise and (iii) a copy of any notice of or requesting or otherwise relating to the winding-up or any similar proceeding of or with respect to any Loan Party.

     (j) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Bank through the Administrative Agent, may from time to time reasonably request.

     SECTION 5.04 Financial Covenants. So long as any Advance or any other obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Letter of Credit Participating Interest Commitment or commitment to issue a Letter of Credit hereunder, the Parent will:

     (a) Adjusted Consolidated Debt to Total Capitalization Ratio. Maintain at all times a ratio of Adjusted Consolidated Debt to Total Capitalization of not more than 0.35 to 1.0.

     (b) Consolidated Net Worth. Maintain at all times Consolidated Net Worth in an amount not less than the sum of (i) $4,400,000,000, plus (ii) 25% of Consolidated Net Income for each fiscal quarter of the Parent ending on or after March 31, 2003 for which such Consolidated Net Income is positive, plus (iii) 50% of the Net Proceeds of any issuance of Equity Interests (other than the Net Proceeds from any issuance of Equity Interests in substitution and replacement of other Equity Interests to the extent such Net Proceeds do not exceed the amount of a substantially contemporaneous redemption of Equity Interests permitted hereunder) subsequent to March 31, 2003.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

     SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) (i) any Account Party shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) any Account Party shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five Business Days after the same becomes due and payable, or

     (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

     (c) any Account Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.10, 5.01(d) (with respect to the Parent) or
(e), 5.02 or 5.04; or

     (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a

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

Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to such Loan Party by any Agent or any Bank; or

     (e) the Parent or any of its Significant Subsidiaries shall fail to pay any Material Financial Obligation (but excluding Debt outstanding hereunder) of the Parent or such Significant Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Financial Obligation; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Financial Obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Financial Obligation or otherwise to cause, or to permit the holder thereof to cause, such Material Financial Obligation to mature; or any such Material Financial Obligation shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Financial Obligation shall be required to be made, in each case prior to the stated maturity thereof; or

     (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

     (g) any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (i) any provision of any Loan Document after delivery thereof pursuant to
Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it (other than as a result of a transaction permitted hereunder), or any such Loan Party shall so state in writing; or

     (j) a Change of Control shall occur; or

     (k) Any Loan Party or any ERISA Affiliate shall incur or shall be reasonably expected to incur liability in excess of $25,000,000 in the aggregate with respect to any Pension Plan or any Multiemployer Plan in connection with the occurrence of any of the following events or existence of any of the following conditions:

          (i) Institution of any steps by any Loan Party, any ERISA Affiliate or any other Person, including, without limitation, the PBGC to terminate a Pension Plan if as a result of such termination a Loan Party or any ERISA Affiliate could be required to make a contribution to such Pension Plan, or could incur a liability or obligation, or

          (ii) A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA; or

          (iii) Any condition shall exist or event shall occur with respect to a Pension Plan that is reasonably expected to result in any Loan Party or any ERISA Affiliate being required to furnish a bond or security to the PBGC or such Pension Plan, or incurring a liability or obligation; or

     (1) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or

     (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent of the Required Banks, by notice to the Account Parties, declare the obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and/or (ii) shall at the request, or may with the consent, of the Required Banks, by notice to the Account Parties, declare all amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Account Parties; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Account Party under the Federal Bankruptcy Code, (x) the obligation of the Issuing Bank to issue Letters of Credit shall automatically be terminated, (y) all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Account Parties and (z) the obligation of the Account Parties to provide cash collateral under Section 6.02 shall automatically become effective.

     SECTION 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Banks, after having taken any of the actions described in Section 6.01(ii) or otherwise, make demand upon the Account Parties to, and forthwith upon such demand the Account Parties will, pay to the Administrative Agent on behalf of the Banks in same day funds at the Administrative Agent's office designated in such demand, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding as cash collateral. If at any time during the continuance of an Event of Default the Administrative Agent determines that such funds are subject to any right or claim of any Person other than the Administrative Agent and the Banks or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Account Parties will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional cash collateral, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, such funds shall be applied to reimburse the Issuing Bank or Banks, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII

                                  THE GUARANTY

     SECTION 7.01 The Guaranty.

     (a) Each Account Party hereby jointly and severally, unconditionally, absolutely and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all amounts payable by each of the other Account Parties under the Loan Documents including, without limitation, the principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on reimbursement obligations owing by such other Account Parties pursuant to this Agreement with respect to Letters of Credit and fees, expenses, indemnities or any other obligations, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, or due or to become due. Upon failure by an Account Party to pay punctually any such amount, each other Account Party agrees to pay forthwith on demand the amount not so paid at the place and in the manner specified in this Agreement.

     (b) Each Account Party (other than the Parent), and by its acceptance of this Guaranty, the Administrative Agent and each other Bank, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of each Account Party hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Account Party (other than the Parent) hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Banks and the Account Parties hereby irrevocably agree that the obligations of each Account Party (other than the Parent) under this Article VII at any time shall be limited to the maximum amount as will result in the obligations of such Account Party under this Guaranty not constituting a fraudulent transfer or conveyance.

     SECTION 7.02 Guaranty Unconditional. The obligations of each Account Party under this Article VII shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other obligor under any of the Loan Documents, by operation of law or otherwise;

          (ii) any modification or amendment of or supplement to any of the Loan Documents;

          (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Loan Documents;

          (iv) any change in the corporate existence, structure or ownership of any obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Loan Documents;

          (v) the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, any Bank or any other corporation or person, whether in connection with any of the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal interest or any other amount payable under any of the Loan Documents; or

          (vii) any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, any Bank or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to an Account Party's obligations under this Article VII.

     SECTION 7.03 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Account Party's obligations under this Article VII shall remain in full force and effect until the commitments of the Banks hereunder shall have terminated, no Letters of Credit shall be outstanding and all amounts payable by the other Account Parties under the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any reimbursement obligation or any other amount payable by an Account Party under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Account Party or otherwise, each other

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

Account Party's obligations under this Article VII with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 7.04 Waiver by the Account Parties. Each Account Party irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor or any other corporation or person.

     SECTION 7.05 Subrogation. Each Account Party hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Account Party, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Account Party's obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Bank against any other Account Party, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Account Party, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts payable under this Guaranty shall have been paid in full in cash, no Letters of Credit shall be outstanding and the commitments of the Banks hereunder shall have expired or been terminated. If any amount shall be paid to any Account Party in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all amounts payable under this Guaranty, and (b) the Expiration Date, such amount shall be received and held in trust for the benefit of the Banks, shall be segregated from other property and funds of such Account Party and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. If
(i) any Account Party shall make payment to any Bank of all or any amounts payable under this Guaranty, (ii) all amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Expiration Date shall have occurred, the Banks will, at such Account Party's request and expense, execute and deliver to such Account Party appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Account Party of an interest in the obligations resulting from such payment made by such Account Party pursuant to this Guaranty.

     SECTION 7.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Account Party under any of the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of such Account Party, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Account Parties under this
Article VII forthwith on demand by the Administrative Agent made at the request of the requisite proportion of the Banks.

     SECTION 7.07 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in

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

cash of all amounts payable under this Guaranty and (ii) the Expiration Date,
(b) be binding upon each Account Party, its successors and assigns and (c) inure to the benefit of and be enforceable by the Banks and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Bank may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Letter of Credit Participating Interest Commitment and the Advances owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, in each case as and to the extent provided in Section 9.07.

                                  ARTICLE VIII

                                   THE AGENTS

     SECTION 8.01 Authorization and Action. Each Bank (in its capacity as a
Bank) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act (in the case of the Administrative Agent) or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks or all the Banks where unanimity is required, and such instructions shall be binding upon all Banks; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by any Account Party pursuant to the terms of this Agreement.

     SECTION 8.02 Agents' Reliance, Etc. Neither any Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopy) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

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

     SECTION 8.03 Wachovia and Affiliates. With respect to its LC Commitment Amounts, and the Advances, Wachovia shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not an Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Wachovia in its individual capacity. Wachovia and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Wachovia were not an Agent and without any duty to account therefor to the Banks.

     SECTION 8.04 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 8.05 Indemnification.

     (a) Each Bank severally agrees to indemnify each Agent and its officers, directors, employees, agents, advisors and Affiliates (to the extent not promptly reimbursed by the Account Parties) from and against such Bank's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent or any such other Person in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or other Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Account Parties under
Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Account Parties.

     (b) For purposes of this Section 8.05, the Banks' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Banks, (ii) their respective Pro Rata Shares of the aggregate Available Amounts of all Letters of Credit outstanding at such time and (iii) their respective Unused LC Commitment Amounts at such time. The failure of any Bank to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Banks to such Agent as provided herein shall not relieve any other Bank of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Bank shall be responsible for the failure of any other Bank to reimburse such Agent for such other Bank's ratable share of such amount. Without prejudice to the survival of any other agreement of any Bank hereunder, the agreement and obligations of each

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Bank contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     SECTION 8.06 Successor Administrative Agent. Any Agent may resign at any time by giving written notice thereof to the Banks and the Parent and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent, subject (so long as no Event of Default exists) to the consent of the Parent (which consent shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 8.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Banks shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If Bank of America, Nova Scotia, Bank One or Deutsche Bank ceases to be a Bank hereunder, it shall be deemed to have resigned as Co-Syndication Agent and no replacement shall be appointed.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuing Bank and the Required Banks (and, in the case of an amendment, the Parent), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks (other than (A) any Bank that is, at such time, a Defaulting Bank, and (B) in the case of clauses (vi) and (vii) below, any Bank which is not and will not be (and is not and will not be owed any obligation which is or will be) affected thereby), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or,

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in the case of the Effective Date, Section 3.02, (ii) change the number of Banks or the percentage of (x) the LC Commitment Amounts, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Banks or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Account Party under Section 7.01 or release such Account
Party or otherwise limit such Account Party's liability with respect to the obligations owing to the Agents and the Banks, (iv) amend this Section 9.01, (v) increase the LC Commitment Amounts of the Banks, extend the Expiration Date or subject the Banks to any additional obligations, (vi) reduce the principal of, or interest on, any reimbursement obligation or any fees or other amounts payable hereunder, or increase any Bank's LC Commitment Amount, (vii) postpone any date fixed for any payment of principal of, or interest on, any reimbursement obligation or any fees or other amounts payable hereunder, or
(viii) limit the liability of any Loan Party under any of the Loan Documents; provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Banks required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

     SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to any Account Party, at its address set forth below on the signature pages hereof; if to any Initial Bank, at its Domestic Lending Office specified opposite its name on Part 2 of Schedule I hereto; if to any other Bank, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Bank; if to Wachovia (in its capacity as Issuing Bank) at its address at 401 Linden Street, Mail Code NC-6034, Winston-Salem, North Carolina 27101, Attn:
International Operations -- Standby Letter of Credit Department, Telecopy No.
(336) 735-0952; and if to the Administrative Agent, at its address at Charlotte Plaza Building, 201 South College Street, 8th Floor NC0680, Charlotte, North Carolina 28288, Attn: Syndication Agency Services, Telecopy No. (704) 383-0288; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

     SECTION 9.03 No Waiver; Remedies. No failure on the part of any Bank or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04 Costs and Expenses.

     (a) Each of the Account Parties agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent and of the Issuing Bank in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan

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Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of a single counsel for the Administrative Agent and a single counsel for the Issuing Bank with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of each Agent, the Issuing Bank and each Bank in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Issuing Bank and each Bank with respect thereto).

     (b) Each of the Account Parties jointly and severally agrees to indemnify and hold harmless each Agent, the Arranger, the Issuing Bank, each Bank and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each of the Account Parties also agrees not to assert any claim against any Agent, the Arranger, any Bank or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the credit facilities provided hereunder, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

     (c) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Account Parties contained in Section 2.07 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

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     SECTION 9.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare amounts owing hereunder to be due and payable pursuant to the provisions of Section 6.01, each Agent and each Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Bank or such Affiliate to or for the credit or the account of any Account Party against any and all of the obligations of such Account Party now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Agent and each Bank agrees promptly to notify each Account Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Bank and their respective Affiliates may have.

     SECTION 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by each Account Party, the Issuing Bank and each Agent and the Administrative Agent shall have been notified by each Initial Bank that such Initial Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Account Party, each Agent, the Issuing Bank and each Bank and their respective successors and assigns, except that no Account Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

     SECTION 9.07 Assignments and Participations.

     (a) Each Bank may, and so long as no Default shall have occurred and be continuing, if demanded by any Account Party (following a demand by such Bank pursuant to Section 2.12) upon at least five Business Days notice to such Bank and the Administrative Agent, will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its LC Commitment Amount, its Letter of Credit Participating Interest Commitment and the Letter of Credit Advances owing to it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of such Bank hereunder, except for any non-pro rata assignment made by a Downgraded Bank after a request by the Issuing Bank pursuant to Section 2.14 (and any subsequent non-pro rata assignment of the interest so assigned or by the Downgraded Bank) and any other non-pro rata assignment approved by the Administrative Agent and any Account Party, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Bank or an Affiliate of any Bank or an assignment of all of a Bank's rights and obligations under this Agreement, the aggregate amount of the LC Commitment Amounts being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 unless it is an assignment of the entire amount of such assignor's LC Commitment Amount, (iii) each such assignment shall be to an Eligible Assignee, (iv) each assignment made as a result of a demand by any Account Party pursuant to Section

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

2.12 shall be arranged by such Account Party after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Bank under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Bank under this Agreement, (v) no Bank shall be obligated to make any such assignment as a result of a demand by any Account Party pursuant to Section 2.12 unless and until such Bank shall have received one or more payments from either such Account Party or other Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances made by such Bank, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Bank under this Agreement, (vi) as a result of such assignment, no Account Party shall be subject to additional amounts under Section 2.06 or 2.08 and
(vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500.00.

     (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank, hereunder and (ii) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.06, 2.08 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment and any other rights that are expressly provided hereunder to survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, each Bank assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon any Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in

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taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

     (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Account Parties, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the LC Commitment Amount of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Account Parties, the Agents and the Banks shall treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Account Party or any Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Parent and to the parties to such Assignment and Acceptance.

     (f) Each Bank may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its LC Commitment Amount, its Letter of Credit Participating Interest Commitment and the Advances owing to it; provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Letter of Credit Participating Interest Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Account Parties, the Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, reimbursement obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the reimbursement obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each Bank shall, as agent of the Account Parties solely for the purposes of this Section, record in book entries maintained by such Bank, the name and amount of the participating interest of each Person entitled to receive payments in respect of any participating interests sold pursuant to this Section.

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     (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to any Account Party furnished to such Bank by or on behalf of any Account Party; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Bank.

     (h) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     SECTION 9.09 No Liability of the Issuing Bank. Each Account Party assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that such Account Party shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Account Party, to the extent of any direct, but not consequential, damages suffered by such Account Party that such Account Party proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 9.10 Confidentiality. Neither any Agent nor any Bank shall disclose any Confidential Information to any Person without the consent of the Parent, other than (a) to such Agent's or such Bank's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or

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required by any state, Federal or foreign authority or examiner regulating such
Bank and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Bank. Notwithstanding anything herein to the contrary, the information subject to this Section 9.10 shall not include, and the Administrative Agent and each Bank may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby or by any of the other Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Bank relating to such tax treatment and tax structure (it being understood that this authorization is retroactively effective to the commencement of the first discussions between or among any of the parties regarding the transactions contemplated hereby or by any of the other Loan Documents); provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

     SECTION 9.11 Jurisdiction, Etc.

     (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 9.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 9.13 Waiver of Jury Trial. Each of the Account Parties, the Agents and the Banks irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan

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Documents, the Advances or the actions of any Agent or any Bank in the negotiation, administration, performance or enforcement thereof.

     SECTION 9.14 Disclosure of Information. Each Account Party agrees and consents to the Administrative Agent's and the Arranger's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications. The Parent shall have the right to review and approve any such disclosure made by the Administrative Agent or the Arranger before such disclosure is made (such approval not to be unreasonably withheld).

                  [Remainder of page intentionally left blank]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         ACE LIMITED

                         The Common Seal of ACE Limited was hereunto affixed in the presence of:


[SEAL]                   /s/ Peter Mear
                         -------------------------------------------------------
                         Authorized Officer
                         Peter Mear - General Counsel & Secretary


                         /s/ Philip Bancroft
                         -------------------------------------------------------
                         Authorized Officer
                         Philip Bancroft - Chief Financial Officer


                         ACE BERMUDA INSURANCE LTD.
                         The Common Seal of ACE Bermuda Insurance Ltd. was hereunto affixed in the presence of:


[SEAL]                   /s/ Mark Herman
                         -------------------------------------------------------
                         Authorized Officer - Mark Herman
                         Deputy Chairman, President & Chief Executive
                         Officer


                         /s/ Andrew Gibbs
                         -------------------------------------------------------
                         Authorized Officer - Andrew Gibbs
                         Executive Vice President, Chief Financial Officer
                         and Chief Operating Officer


                         ACE TEMPEST LIFE REINSURANCE LTD.
                         The Common Seal of ACE Tempest Life Reinsurance Ltd. was hereunto affixed in the presence of:


[SEAL]                   /s/ Christopher McKcown
                         -------------------------------------------------------
                         Authorized Officer -  Christopher McKcown
                         President & Chief Executive Officer


                         /s/ Augustin Hardart
                         -------------------------------------------------------
                         Authorized Officer
                         Augustin Hardart - Chief Financial Officer & Treasurer

                             (signatures continued)

                         ACE TEMPEST REINSURANCE LTD.
                         The Common Seal of ACE Tempest Life Reinsurance Ltd. was hereunto affixed in the presence of:


[SEAL]                   /s/ Christopher McKeown
                         -------------------------------------------------------
                         Authorized Officer - Christopher McKeown
                         President & Chief Executive Officer


                         /s/ Augustin Hardart
                         -------------------------------------------------------
                         Authorized Officer
                         Augustin Hardart - Chief Financial Officer & Treasurer

                         Address for each Account Party:
                         ACE Global Headquarters
                         17 Woodbourne Avenue
                         Hamilton HM08 Bermuda
                         Telecopy: (441) 296-0087

                             (signatures continued)

                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                         as Administrative Agent, as Issuing Bank and as an Initial Bank


                         By: /s/ Mark B. Felker
                             ---------------------------------------------------
                                         MARK B. FELKER
                         Title:         MANAGING DIRECTOR
                                WACHOVIA BANK, NATIONAL ASSOCIATION

                         BANK OF AMERICA, N.A., as Co-Syndication
                         Agent and as an Initial Bank


                         By: /s/ Debra Basler
                             ---------------------------------------------------
                                Debra Basler
                         Title: Principal

                         THE BANK OF NOVA SCOTIA, as
                         Co-Syndication Agent and as an Initial Bank


                         By: /s/ John Alan Edwards
                             ---------------------------------------------------
                                John Alan Edwards
                         Title: Managing Director

                         BANK ONE, N.A., as Co-Syndication Agent and as an Initial Bank


                         By: /s/ Illegible
                             ---------------------------------------------------
                         Title: Director

                         DEUTSCHE BANK, AG, NEW YORK BRANCH
                         as Co-Syndication Agent and as an Initial Bank


                         By: /s/ Illegible
                             ---------------------------------------------------
                         Title: Managing Director


                         By: /s/ Charles Kohler
                             ---------------------------------------------------
                                Charles Kohler
                         Title: Managing Director

                         ABN AMRO BANK, N.V., as an Initial Bank


                         By: /s/ Neil R. Stein
                             ---------------------------------------------------
                                   NEIL R. STEIN
                         Title: GROUP VICE PRESIDENT


                         By: /s/ Michael DeMarco
                             ---------------------------------------------------
                                    MICHAEL DeMARCO
                         Title: ASSISTANT VICE PRESIDENT

                         BARCLAYS BANK PLC, as an Initial Bank


                         By: /s/ Illegible
                             ---------------------------------------------------
                         Title: President and Director

                         FLEET NATIONAL BANK, as an Initial Bank


                         By: /s/ Illegible
                             ---------------------------------------------------
                         Title: Vice President

                         HSBC BANK USA, as an Initial Bank


                         By: /s/ Jenny Chung
                             ---------------------------------------------------
                                Jenny Chung
                         Title: Assistant Vice President

                         JPMORGAN CHASE BANK, as an Initial Bank


                         By: /s/ Illegible
                             ---------------------------------------------------
                         Title: Vice President

                         ROYAL BANK OF CANADA, as an Initial Bank


                         By: /s/ Alexander Birr
                             ---------------------------------------------------
                                Alexander Birr
                         Title: Authorized Signatory

                         STATE STREET BANK AND TRUST COMPANY, as an Initial Bank


                         By: /s/ Illegible
                             ---------------------------------------------------
                         Title: Vice President

                         COMERICA BANK, as an Initial Bank


                         By: /s/ Illegible
                             ---------------------------------------------------
                         Title: First Vice President

                         MELLON BANK, N.A., as an Initial Bank


                         By: /s/ Carrie Burnham
                             ---------------------------------------------------
                                     Carrie Burnham
                         Title: Assistant Vice President

                         BNP PARIBAS, as an Initial Bank


                         By: /s/ Joshua Landau
                             ---------------------------------------------------
                                Joshua Landau
                         Title: Vice President


                         By: /s/ Phil Truesdale
                             ---------------------------------------------------
                                Phil Truesdale
                         Title:    Director

                         THE BANK OF BERMUDA LIMITED, as an Initial Bank


                         By: /s/ Illegible
                             ---------------------------------------------------
                         Title: VICE PRESIDENT, CORPORATE BANKING


                             /s/ William Graham-Welton
                             ---------------------------------------------------
                             WILLIAM GRAHAM-WELTON
                             HEAD OF CORPORATE BANKING
                             CORPORATE BANKING

                         THE BANK OF N.T. BUTTERFIELD & SON
                         LIMITED, as an Initial Bank


                         By: /s/ Illegible
                             ---------------------------------------------------
                         Title: VICE PRESIDENT

                                   SCHEDULE I

                              LC COMMITMENT AMOUNTS

Wachovia Bank, National Association          $ 43,000,000
Bank of America, N.A.                          41,000,000
The Bank of Nova Scotia                        41,000,000
Bank One, N.A.                                 41,000,000
Deutsche Bank AG, New York Branch              41,000,000
ABN AMRO Bank, N.V.                            31,500,000
Barclays Bank PLC                              31,500,000
Fleet National Bank                            31,500,000
HSBC Bank USA                                  31,500,000
JPMorgan Chase Bank                            31,500,000
Royal Bank of Canada                           31,500,000
State Street Bank and Trust Company            31,500,000
Comercia Bank                                  17,500,000
Mellon Bank, N.A.                              17,500,000
BNP Paribas                                    17,500,000
The Bank of Bermuda Limited                    10,000,000
The Bank of N.T. Butterfield & Son Limited     10,000,000

   Total                                     $500,000,000
                                             ============

                               SCHEDULE I - Part 2

                            DOMESTIC LENDING OFFICES

--------------------------------------------------------------------------------
Wachovia Bank, National              Agency Management Group
Association                          301 South College Street, 5th Floor
                                     Charlotte, North Carolina 28288-0737
                                     Attn: Mark Felker
                                     Telephone: (704) 374-7074
                                     Telecopy: (704) 383-7611
--------------------------------------------------------------------------------
Bank of America, N.A.                231 S. LaSalle Street
                                     Chicago, Illinois 60697
                                     Attn: Debra Basler
                                     Telephone: (312) 828-3734
                                     Telecopy: (312) 987-0889
--------------------------------------------------------------------------------
The Bank of Nova Scotia              One Liberty Plaza, 26th Floor
                                     New York, New York 10006
                                     Attn: Dan Foote
                                     Telephone: (212) 225-5077
                                     Telecopy: (212) 225-5090
--------------------------------------------------------------------------------
Bank One, N.A.                       1 Bank One Plaza, Suite IL 1-0325
                                     Chicago, Illinois 60670
                                     Attn: Gretchen Roetzer
                                     Telephone: (312) 325-3196
                                     Telecopy: (312) 325-3190
--------------------------------------------------------------------------------
Deutsche Bank AG, New York Branch    31 West 52nd Street Mail Stop NYC01-2402
                                     New York, New York 10019
                                     Attn: Clinton M. Johnson
                                     Telephone: (212) 469-8101
                                     Telecopy: (212) 469-8366
--------------------------------------------------------------------------------
ABN AMRO Bank, N.V.                  208 South LaSalle Street, Suite 1500
                                     Chicago, Illinois 60604-1003
                                     Attn: Credit Administration
                                     Telecopy: (312) 992-5111
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Bank PLC                    P.O. Box 544
                                     1st Floor
                                     54 Lombard Street
                                     London EC3V 9EX England
                                     Attn: Neil Holmes
                                     Telephone: 44 (0) 20 7699 3125
                                     Telecopy: 44 (0) 20 7699 2407

                                     Copies to:
                                     Barclays Capital
                                     GSU, 5 North Colonade
                                     Canary Wharf
                                     London E14 4BB England
                                     Attn: Graham Smart
                                     Telephone: 44 (0) 20 7773 6450
                                     Telecopy: 44 (0) 20 7773 6807
--------------------------------------------------------------------------------
Fleet National Bank                  777 Main Street
                                     Mail Stop CTEH40225C
                                     Hartford, Connecticut 06115
                                     Attn: George Urban
                                     Telephone: (860) 952-7565
                                     Telecopy: (860) 952-7604
--------------------------------------------------------------------------------
HSBC Bank USA                        452 Fifth Avenue, 5th Floor
                                     New York, New York 10018
                                     Attn: Anthony C. Valencourt
                                     Telephone: (212) 525-2579
                                     Telecopy: (212) 525-2573
--------------------------------------------------------------------------------
JPMorgan Chase Bank                  Financial Institutions Group
                                     270 Park Avenue, 15th Floor
                                     New York, New York 10017
                                     Attn: Helen Newcomb
                                     Telephone: (212) 270-6260
                                     Telecopy: (212) 270-1511
--------------------------------------------------------------------------------
Royal Bank of Canada                 One Liberty Plaza, 4th Floor
                                     New York, New York 10006-1404
                                     Attn: Alex Birr
                                     Telephone: (212) 428-6404
                                     Telecopy: (212) 428-6201
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
State Street Bank and Trust          Domestic Lending Office:
Company                              225 Franklin Street
                                     Boston, Massachusetts 02110
                                     Address for notices:
                                     Lafayette Corporate Center
                                     2 Avenue de Lafayette
                                     Boston, Massachusetts 02111
                                     Attn: Edward M. Anderson, VP
                                     Telephone: (617) 662-3782
                                     Telecopy: (617) 662-3778
--------------------------------------------------------------------------------
Comerica Bank                        500 Woodward Avenue
                                     Detroit, Michigan 48226-3331
                                     Attn: Martin G. Ellis
                                     Telephone: (313) 222-9443
                                     Telecopy: (313) 222-5466
--------------------------------------------------------------------------------
Mellon Bank, N.A.                    One Mellon Center, Room 4401
                                     Pittsburgh, Pennsylvania 15258-0001
                                     Attn: Karla Maloof
                                     Telephone: (412) 236-4147
                                     Telecopy: (412) 234-8087
--------------------------------------------------------------------------------
BNP Paribas                          787 7th Avenue, 28th Floor
                                     New York, New York 10019
                                     Attn: Joshua Landau
                                     Telephone: (212) 841-3823
                                     Telecopy: (212) 841-2533
--------------------------------------------------------------------------------
The Bank of Bermuda Limited          6 Front Street
                                     Hamilton HM 11
                                     Hamilton HM DX, Bermuda
                                     Attn: A. Kerry Davison, VP-Credit Manager
                                     (North America)
                                     Telephone: (441) 299-6219
                                     Telecopy: (441) 299-6519
--------------------------------------------------------------------------------
The Bank of N.T. Butterfield & Son   65 Front Street
Limited                              Hamilton HM DX, Bermuda
                                     Attn: Jonathan Raynor, VP-Corporate Banking
                                     Telephone: (441) 298-4774
                                     Telecopy: (441) 296-0380
--------------------------------------------------------------------------------

                                   SCHEDULE II

                           EXISTING LETTERS OF CREDIT

1.   Wachovia Letter of Credit No. SM200323
     Beneficiary: Pacific Employers Insurance Company
     Amount: US $3,050,235.00

2.   Wachovia Letter of Credit No. SM200454
     Beneficiary: Pacific Employers Insurance Company
     Amount: US $1,636,220.00

3.   Wachovia Letter of Credit No. SM201338
     Beneficiary: ACE USA Companies
     Amount: US $677,618.68

4.   Wachovia Letter of Credit No. SM201520
     Beneficiary: Illinois Union Insurance Company
     Amount: US $450,000.00

5.   Wachovia Letter of Credit No. SM201521
     Beneficiary: ACE Property Casualty
     Amount: US $450,000.00

6.   Wachovia Letter of Credit No. SM201522
     Beneficiary: ACE Property Casualty
     Amount: US $4,800,000.00

7.   Wachovia Letter of Credit No. SM201523
     Beneficiary: ACE Property Casualty
     Amount: US $19,700,000.00

8.   Wachovia Letter of Credit No. SM201851
     Beneficiary: ACE American Insurance, etc.
     Amount: US $21,600,000.00

9.   Wachovia Letter of Credit No. SM202814
     Beneficiary: Pacific Employers Insurance Company
     Amount: US $5,500,000.00

10.  Wachovia Letter of Credit No. SM204791
     Beneficiary: Pacific Employers Insurance Company
     Amount: US $5,540,178.00

11.  Wachovia Letter of Credit No. SM417961
     Beneficiary: Westchester Surplus Lines Insurance Company
     Amount: US $452,148.40

12.  Wachovia Letter of Credit No. SM417966
     Beneficiary: Illinois Union Insurance Company
     Amount: US $1,333,050.77

13.  Wachovia Letter of Credit No. SM417967
     Beneficiary: ACE Guaranty Re, Inc.
     Amount: US $19,700,000.00

14.  Wachovia Letter of Credit No. SM419119
     Beneficiary: Pacific Employers Insurance Company
     Amount: US $4,485,547.00

15.  Wachovia Letter of Credit No. SM422299
     Beneficiary: Pacific Employers Insurance Company
     Amount: US $3,000,000.00

16.  Wachovia Letter of Credit No. SM201342
     Beneficiary: Jackson National Life Insurance Company
     Amount: US $400,000.00

17.  Wachovia Letter of Credit No. SM201345
     Beneficiary: Conseco Variable Insurance Company
     Amount: US $500,000.00

18.  Wachovia Letter of Credit No. SM201398
     Beneficiary: Nationwide Financial Services
     Amount: US $280,000.00

19.  Wachovia Letter of Credit No. SM201644
     Beneficiary: AllMerica Financial Life Insurance
     Amount: US $7,714,200.00

20.  Wachovia Letter of Credit No. SM201646
     Beneficiary: AllMerica Financial Life Insurance
     Amount: US $22,425,000.00

21.  Wachovia Letter of Credit No. 202203
     Beneficiary: Zuellig Insurance Management Ltd.
     Amount: HKD 42,500,000 (US $5,449,940.69)

22.  Wachovia Letter of Credit No. 202228
     Beneficiary: AIG Global Trade & Political
     Amount: US $1,430,200.00

23.  Wachovia Letter of Credit No. SM203217
     Beneficiary: Manufacturers Life Insurance Company
     Amount: US $4,000,000.00

24.  Wachovia Letter of Credit No. SM418289
     Beneficiary: Reliastar Life Insurance
     Amount: US $7,133,683.00

25.  Wachovia Letter of Credit No. SM419121
     Beneficiary: Protective Life Insurance Company
     Amount: US $22,000,000.00

26.  Wachovia Letter of Credit No. SM419487
     Beneficiary: Reliastar Life Insurance
     Amount: US $39,405,795.00

27.  Wachovia Letter of Credit No. SM419579
     Beneficiary: Hartford Steam Boiler
     Amount: US $2,199,452.00

28.  Wachovia Letter of Credit No. SM419645
     Beneficiary: Provident Life and Accident Insurance
     Amount: CAD 1,963,500 (US $1,449,139.48)

29.  Wachovia Letter of Credit No. SM421259
     Beneficiary: AIG Life
     Amount: US $5,876,458.00

30.  Wachovia Letter of Credit No. SM421261
     Beneficiary: AIG Life
     Amount: US $10,500,995.00

31.  Wachovia Letter of Credit No. SM421751
     Beneficiary: NC Commissioner of Insurance
     Amount: US $25,000,000.00

32.  Wachovia Letter of Credit No. SM422302
     Beneficiary: Liberty International Insurance Ltd.
     Amount: HKD 42,500,000 (US $5,449,940.69)

33.  Wachovia Letter of Credit No. SM204336
     Beneficiary: XL
     Amount: US $2,000,000.00

34.  Wachovia Letter of Credit No. SM204337
     Beneficiary: Ritchie
     Amount: US $2,500,000.00

                                SCHEDULE 4.01(B)

                                  Subsidiaries

                                [attached hereto]

                         ACE LIMITED GROUP OF COMPANIES
                                  JUNE 30, 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                             Jurisdiction of     Percentage    Jurisdictions in which Authorized and
Name                                                          Organization       Ownership               Type of Business
------------------------------------------------------------------------------------------------------------------------------------
ACE Limited                                                   Cayman Islands   Publicly held   Bermuda, holding company
------------------------------------------------------------------------------------------------------------------------------------
   ACE Bermuda Insurance Ltd.                                    Bermuda           100%        Bermuda, insurance, reinsurance,
                                                                                               general and long term; Mexico,
                                                                                               reinsurance
------------------------------------------------------------------------------------------------------------------------------------
      ACE PCC Insurance Limited                                  Guernsey          100%        Guernsey, protected cell
                                                                                               rent-a-captive business
------------------------------------------------------------------------------------------------------------------------------------
      Paget Reinsurance International Ltd.                       Bermuda           100%        Bermuda, insurance/reinsurance
------------------------------------------------------------------------------------------------------------------------------------
      ACE Capital Re International Ltd.                          Bermuda           100%        Bermuda, insurance/reinsurance,
                                                                                               general and long term
------------------------------------------------------------------------------------------------------------------------------------
         ACE KRE Holdings Limited                                Barbados          100%        Barbados, investment holding
------------------------------------------------------------------------------------------------------------------------------------
            ACE Capital Re USA Holdings Incorporated             Delaware          100%        Delaware, investment holding
------------------------------------------------------------------------------------------------------------------------------------
               ACE Capital Re Overseas Ltd.                      Bermuda           100%        Bermuda, insurance/reinsurance,
                                                                                               general and long term
------------------------------------------------------------------------------------------------------------------------------------
                  ACE Capital Mortgage Reinsurance Company       New York          100%        New York, DC, mtg. guaranty
                     (EI# 06-1384770, NAIC# 10021, NY)                                         insurance/reinsurance
------------------------------------------------------------------------------------------------------------------------------------
                  ACE Capital Title Reinsurance Company          New York          100%        CA, MI, NY, TX, title
                     (EI# 06-1434264, NAIC# 50028, NY)                                         insurance/reinsurance
------------------------------------------------------------------------------------------------------------------------------------
                  ACE Capital Re Inc.                            New York          100%        New York, reinsurance intermediary
------------------------------------------------------------------------------------------------------------------------------------
      Oasis Investments Limited                                  Bermuda            67%        Bermuda, Investment Holding
------------------------------------------------------------------------------------------------------------------------------------
      Oasis Investments 2 Ltd.                                   Bermuda            67%        Bermuda, holding company
------------------------------------------------------------------------------------------------------------------------------------
      ACE Financial Solutions International, Ltd.                Bermuda           100%        Bermuda, insurance management
------------------------------------------------------------------------------------------------------------------------------------
      ACE European Markets Reinsurance Limited                   Ireland           100%        Ireland, general and life reinsurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE European Markets Insurance Limited                  Ireland           100%        EEA/Europe, direct non-life
                                                                                               insurance, UK branch
------------------------------------------------------------------------------------------------------------------------------------
      Corporate Officers & Directors Assurance Ltd.              Bermuda           100%        Bermuda, insurance
------------------------------------------------------------------------------------------------------------------------------------
      Oasis Real Estate Company Ltd.                             Bermuda           100%        Bermuda, investment holding
------------------------------------------------------------------------------------------------------------------------------------
         Scarborough Property Holdings Ltd.                      Bermuda            40%        Bermuda, investment holding
------------------------------------------------------------------------------------------------------------------------------------
      Sovereign Risk Insurance Limited                           Bermuda            50%        Bermuda, insurance agent
------------------------------------------------------------------------------------------------------------------------------------
      Tripar Partnership                                         Bermuda            98%        Bermuda, investment holding
                                                                                 2%(CODA)
------------------------------------------------------------------------------------------------------------------------------------
      ACE Realty Holdings Limited                                Bermuda           100%        Bermuda, investment holding
------------------------------------------------------------------------------------------------------------------------------------
      Oasis Personnel Limited                                 Cayman Islands       100%        Cayman Islands, general services
------------------------------------------------------------------------------------------------------------------------------------
      Shipowners Insurance and Guaranty Co. Limited              Bermuda        10% Series A   Bermuda, insurance
                                                                                8% Series B
------------------------------------------------------------------------------------------------------------------------------------
      Intrepid Re Holdings Limited                               Bermuda           38.5%       Bermuda, holding
------------------------------------------------------------------------------------------------------------------------------------
         Intrepid Re Limited                                     Bermuda           100%        Bermuda, Reinsurance
------------------------------------------------------------------------------------------------------------------------------------
      Freisenbruch-Meyer Insurance Ltd.                          Bermuda            40%        Bermuda, local and commercial
                                                                                               insurance
------------------------------------------------------------------------------------------------------------------------------------
      Freisenbruch-Meyer Insurance Services Ltd.                 Bermuda            40%        Bermuda, local and commercial
                                                                                               insurance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             Jurisdiction of     Percentage    Jurisdictions in which Authorized and
Name                                                          Organization       Ownership                Type of Business
------------------------------------------------------------------------------------------------------------------------------------
   ACE Global Markets Limited                                 United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
      ACE Group Holdings Limited                              United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
         ACE Tarquin                                          United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
            ACE Capital V Limited                             United Kingdom        100%       UK, Lloyd's corporate member
------------------------------------------------------------------------------------------------------------------------------------
            ACE Leadenhall Limited                            United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
               ACE Underwriting Agencies Limited              United Kingdom        100%       UK, Lloyd's managing agent
------------------------------------------------------------------------------------------------------------------------------------
                  ACE Trustees Limited                        United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
      ACE London Group Limited                                United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
         ACE Capital Limited                                  United Kingdom        100%       UK, Lloyd's corporate member
------------------------------------------------------------------------------------------------------------------------------------
         ACE Capital III Limited                              United Kingdom        100%       UK, Lloyd's corporate member
------------------------------------------------------------------------------------------------------------------------------------
         ACE Capital IV Limited                               United Kingdom        100%       UK, Lloyd's corporate member
------------------------------------------------------------------------------------------------------------------------------------
         ACE London Holdings Limited                          United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
            ACE Capital II Limited                            United Kingdom        100%       UK, Lloyd's corporate member
------------------------------------------------------------------------------------------------------------------------------------
            ACE London Investments Limited                    United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
               ACE London Aviation Limited                    United Kingdom        100%       UK, Lloyd's managing agent
-----------------------------------------------------------------------------------------------------------------------------------
               ACE London Underwriting Limited                United Kingdom        100%       UK, Lloyd's managing agent
-----------------------------------------------------------------------------------------------------------------------------------
               ACE Underwriting Services Limited              United Kingdom        100%       UK, Lloyd's service company
-----------------------------------------------------------------------------------------------------------------------------------
               AGM Underwriting Limited                       United Kingdom        100%       UK, dormant
------------------------------------------------------------------------------------------------------------------------------------
            ACE London Services Limited                       United Kingdom        100%       UK, service company
------------------------------------------------------------------------------------------------------------------------------------
         ACE Capital VI Limited                               United Kingdom        100%       UK, Lloyd's corporate member
------------------------------------------------------------------------------------------------------------------------------------
         ACE UK Limited                                       United Kingdom         77%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
            ACE UK Holdings Limited                           United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
               ACE (MI) Limited                               United Kingdom        100%       UK, dormant
----------------------------------------------------------------------------------------------------------------------------------
               ACE (MS) Limited                               United Kingdom        100%       UK, dormant
----------------------------------------------------------------------------------------------------------------------------------
               ACE UK Underwriting Limited                    United Kingdom        100%       Lloyd's managing agent
------------------------------------------------------------------------------------------------------------------------------------
         ACE (PM) Limited                                     United Kingdom        100%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
            ACE UK Limited                                    United Kingdom         23%       UK, investment holding
------------------------------------------------------------------------------------------------------------------------------------
   ACE Services Limited                                       Cayman Islands        100%       Cayman Islands, general services
------------------------------------------------------------------------------------------------------------------------------------
      ACE Holdings (Gibraltar) Limited                          Gibraltar           100%       Gibraltar, Bermuda permit,
                                                                                               investment holding
------------------------------------------------------------------------------------------------------------------------------------
         ACE Gibraltar Limited                                  Gibraltar            51%       Gilbraltar, insurance intermediary
------------------------------------------------------------------------------------------------------------------------------------
         ACE-ii Limited                                       United Kingdom        100%       dormant, to become internet company
------------------------------------------------------------------------------------------------------------------------------------
         ACE-ii (Gibraltar) Limited                             Gibraltar           100%       dormant,
------------------------------------------------------------------------------------------------------------------------------------
         ACE Underwriting Services (Gibraltar) Limited          Gibraltar           100%       dormant,
------------------------------------------------------------------------------------------------------------------------------------
         Arles Services Limited                                 Gibraltar           100%       dormant,
------------------------------------------------------------------------------------------------------------------------------------
   CGA Group Limited                                             Bermuda          18.20%       Bermuda investment holding
------------------------------------------------------------------------------------------------------------------------------------
      CGA Investment Management, Inc.                         USA (Delaware)        100%       USA, investment
------------------------------------------------------------------------------------------------------------------------------------
      Commercial Guaranty Assurance Ltd.                         Bermuda            100%       Bermuda, insurance
------------------------------------------------------------------------------------------------------------------------------------
   Oasis Insurance Services Ltd.                                 Bermuda            100%       Bermuda, general services
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             Jurisdiction of     Percentage    Jurisdictions in which Authorized and
Name                                                          Organization       Ownership                Type of Business
------------------------------------------------------------------------------------------------------------------------------------
   ACE Tempest Life Reinsurance Ltd.                             Bermuda            100%       Bermuda, insurance, reinsurance,
                                                                                               general and long term (life, health,
                                                                                               annuities)
------------------------------------------------------------------------------------------------------------------------------------
      ACE Tempest Reinsurance Ltd.                               Bermuda            100%       Bermuda, insurance/reinsurance, long
                                                                                               term; Puerto Rico, reinsurance
------------------------------------------------------------------------------------------------------------------------------------
         Oasis Investments Limited                               Bermuda             33%       Bermuda, investment holding
------------------------------------------------------------------------------------------------------------------------------------
         Oasis Investments 2 Ltd.                                Bermuda             33%       Bermuda, holding company
------------------------------------------------------------------------------------------------------------------------------------
   Oasis US Inc.                                                 Delaware           100%       USA, general services
------------------------------------------------------------------------------------------------------------------------------------
   St. George Holdings Ltd                                    Cayman Islands      10.71%       Cayman Islands, investment holding
------------------------------------------------------------------------------------------------------------------------------------
      St. George Investments Ltd.                             Cayman Islands        100%       Cayman Islands, investment holding
------------------------------------------------------------------------------------------------------------------------------------
   ACE INA Holdings Inc.                                      USA (Delaware)         20%       USA, investment holding
------------------------------------------------------------------------------------------------------------------------------------
   ACE Prime Holdings Inc.                                    USA (Delaware)        100%       USA, investment holding
------------------------------------------------------------------------------------------------------------------------------------
      ACE INA Holdings Inc.                                   USA (Delaware)         80%       USA, investment holding
------------------------------------------------------------------------------------------------------------------------------------
         ACE Seguros S.A.                                       Argentina         99.35%       Argentina, Insurance
------------------------------------------------------------------------------------------------------------------------------------
         Huatai Insurance Company of China, Limited               China           6.129%       China, property and casualty insurer
                                                                                 10% (ACE
                                                                                  Tempest
                                                                               Reinsurance
                                                                                   Ltd.)
                                                                                 6% (ACE US
                                                                                 Holdings,
                                                                                   Inc.)
------------------------------------------------------------------------------------------------------------------------------------
         ACE Seguradora S.A.                                      Brazil           99.9%       Brazil, insurance
                                                                                 0.1% (ACE
                                                                                   Prime
                                                                                 Holdings
                                                                                   Inc.)
------------------------------------------------------------------------------------------------------------------------------------
         Servicios ACE INA S.A. de C.V.                           Mexico          99.99%       Mexico, service company
                                                                                .00002% (ACE
                                                                                   Prime
                                                                                 Holdings
                                                                                   Inc.)
------------------------------------------------------------------------------------------------------------------------------------
         ACE Tempest Re USA, Inc.                                  USA              100%       CT, NJ, NY, OH, PA, SC, TX,
                                                              (Connecticut)                    reinsurance intermediary manager
------------------------------------------------------------------------------------------------------------------------------------
         INA Corporation                                           USA              100%       USA, investment holding company
                                                              (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
            ACE INA Properties, Inc.                          USA (Delaware)        100%       USA, holding company
------------------------------------------------------------------------------------------------------------------------------------
               Conference Facilities, Inc.                         USA              100%       USA, owns & operates corporate
                                                              (Pennsylvania)                   facilities
------------------------------------------------------------------------------------------------------------------------------------
            INA Tax Benefits Reporting, Inc.                  USA (Delaware)        100%       USA, tax info & 3rd party reporting
------------------------------------------------------------------------------------------------------------------------------------
            INA Financial Corporation                         USA (Delaware)        100%       USA, investment holding
------------------------------------------------------------------------------------------------------------------------------------
               Brandywine Holdings Corporation                USA (Delaware)        100%       USA, holding company
------------------------------------------------------------------------------------------------------------------------------------
                  Brandywine Run-Off Services, Inc.           USA (Delaware)        100%       USA, management company for 1792
------------------------------------------------------------------------------------------------------------------------------------
                  Assurex Development Corporation               USA (Ohio)       11.011%       USA, provides loans to insurance
                                                                                               agents
------------------------------------------------------------------------------------------------------------------------------------
                  Cravens, Dargan & Company, Pacific Coast    USA (Delaware)        100%       USA, managing general agency
------------------------------------------------------------------------------------------------------------------------------------
                     Cravens, Dargan & Company, Pacific       USA (Illinois)        100%       USA, managing general agency
                        Coast of Illinois, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                  Century Indemnity Company                         USA             100%       USA, insurance
                     (EI# 05-6105395, NAIC #20710, PA)        (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             Jurisdiction of     Percentage    Jurisdictions in which Authorized and
Name                                                          Organization       Ownership                Type of Business
------------------------------------------------------------------------------------------------------------------------------------
                  Century Reinsurance Company                      USA              100%       USA, reinsurance
                     (EI# 06-0988117, NAIC #35130, PA)        (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
                  ACE American Reinsurance Company                 USA              100%       USA, reinsurance
                     (EI# 23-1740414, NAIC#22705, PA)         (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
                     Brandywine Reinsurance Company S.A.         Belgium            100%       Belgium, reinsurance
                        -N.V.
------------------------------------------------------------------------------------------------------------------------------------
                     The 1792 Company                         USA (Delaware)        100%       USA, (former underwriting member of
                                                                                               New York Insurance Exchange)
------------------------------------------------------------------------------------------------------------------------------------
               Century International Reinsurance Company         Bermuda            100%       Bermuda, insurance & reinsurance
                  Ltd.
------------------------------------------------------------------------------------------------------------------------------------
            INA Holdings Corporation                          USA (Delaware)        100%       USA, holding company
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               INATrust, fsb                                  Chartered by          100%       USA, savings bank
                                                                Office of
                                                                  Thrift
                                                               Supervision
------------------------------------------------------------------------------------------------------------------------------------
               YouDecide.com, Inc.                               Delaware           100%       Delaware, on-line financial marketing
------------------------------------------------------------------------------------------------------------------------------------
                  CFN Finance, Inc.                              Delaware           100%       Delaware, mortgage brokering
------------------------------------------------------------------------------------------------------------------------------------
                  CFN Agency, Inc.                               Delaware           100%       Delaware, nonresident insurance
                                                                                               agency
------------------------------------------------------------------------------------------------------------------------------------
               PDCN Legal Management Company, Inc.            USA (Delaware)        100%       USA, in-house law firm Administrator
------------------------------------------------------------------------------------------------------------------------------------
               INA Reinsurance Company, Ltd.                     Bermuda            100%       Bermuda, reinsurance
------------------------------------------------------------------------------------------------------------------------------------
               ACE INA Financial institution Solutions,       USA (Delaware)        100%       USA, floodplain determination & other
                  Inc.                                                                         services to financial institutions
------------------------------------------------------------------------------------------------------------------------------------
               ESIS, Inc.                                          USA              100%       USA, markets risk management
                                                              (Pennsylvania)                   Programs
------------------------------------------------------------------------------------------------------------------------------------
               NewMarkets Insurance Agency, Inc.              USA (Delaware)        100%       USA, managing general agency
------------------------------------------------------------------------------------------------------------------------------------
               ACE INA Excess and Surplus Insurance           USA (Georgia)         100%       USA, excess & surplus lines broker
                  Services, Inc.
------------------------------------------------------------------------------------------------------------------------------------
               ACE INA Excess and Surplus Insurance                USA              100%       USA, excess & surplus lines broker
                  Services, Inc.                              (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
               ACE INA Excess and Surplus Insurance                USA              100%       USA, excess & surplus lines broker
                  Services, Inc.                              (California)
------------------------------------------------------------------------------------------------------------------------------------
               ACE INA Excess and Surplus Insurance           USA (Illinois)        100%       USA, excess & surplus lines broker
                  Services, Inc.
------------------------------------------------------------------------------------------------------------------------------------
               Excess and Surplus Insurance Services, Inc.      USA (Texas)         100%       USA, managing general agency
------------------------------------------------------------------------------------------------------------------------------------
               ACE Financial Solutions, Inc.                  USA (Delaware)        100%       USA, premium finance company
------------------------------------------------------------------------------------------------------------------------------------
               ACE Risk Solutions, Inc.                        USA (NewYork)        100%       USA, reinsurance intermediary
------------------------------------------------------------------------------------------------------------------------------------
               Indemnity Insurance Company of North                USA              100%       USA, Puerto Rico, USVI, insurance
                  America (EI# 06-1016108, NAIC #43575,       (Pennsylvania)
                  PA)
------------------------------------------------------------------------------------------------------------------------------------
                  ACE Indemnity Insurance Company                  USA              100%       USA, insurance
                     (EI#92-0040526, NAIC #10030, PA)         (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
                  Allied Insurance Company                         USA              100%       USA, insurance
                     (EI# 23-2021364, NAIC #36528, CA)         (California)
------------------------------------------------------------------------------------------------------------------------------------
               ACE American Insurance Company                      USA              100%       USA, Korea, Puerto Rico USVI, Guam,
                  (EI#95-2371728, NAIC #22667, PA)            (Pennsylvania)                   Bermuda permit, Taiwan (life),
                                                                                               insurance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             Jurisdiction of     Percentage      Jurisdictions in which Authorized
Name                                                          Organization       Ownership             and Type of Business
------------------------------------------------------------------------------------------------------------------------------------
               Pacific Employers Insurance Company                 USA              100%       USA, USVI, insurance
                  (EI#95-l077060, NAIC# 22748, PA)            (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
                  ACE Insurance Company of Texas               USA (Texas)          100%       USA, insurance
                     (EI# 74-1480965, NAIC #22721, 22920,
                     TX)
------------------------------------------------------------------------------------------------------------------------------------
                  Illinois Union Insurance Company            USA (Illinois)        100%       USA, surplus lines insurer
                     (EI# 36-2759195, NAIC #27960, IL)
------------------------------------------------------------------------------------------------------------------------------------
                  Rain and Hail Insurance Service               USA (Iowa)           20%
                     Incorporated
------------------------------------------------------------------------------------------------------------------------------------
            INAMAR Insurance Underwriting Agency, Inc.       USA (New Jersey)       100%       USA, insurance agency
------------------------------------------------------------------------------------------------------------------------------------
               INAMAR Insurance Underwriting Agency, Inc.          USA              100%       USA, general agency
                  of Massachusetts                           (Massachusetts)
------------------------------------------------------------------------------------------------------------------------------------
               INAMAR Insurance Underwriting Agency, Inc.      USA (Texas)          100%       USA, general agency
                  of Texas
------------------------------------------------------------------------------------------------------------------------------------
               INAMAR Insurance Underwriting Agency, Inc.       USA (Ohio)          100%       USA, general agency
                  of Ohio
------------------------------------------------------------------------------------------------------------------------------------
            Insurance Company of North America                     USA              100%       USA, Guam, Northern Mariana Islands,
               (EI# 23-0723970, NA1C #22713, PA)              (Pennsylvania)                   Philippines, Puerto Rico, Taiwan
                                                                                               (p/c), insurance
------------------------------------------------------------------------------------------------------------------------------------
            Bankers Standard Insurance Company                     USA              100%       USA, insurance
               (EI# 75-1320184, NAIC #18279, PA)              (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
               Bankers Standard Fire and Marine Company            USA              100%       USA, insurance
                  EI#75-6014863, NAIC #20591, PA)             (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
            ACE Property and Casualty Insurance Company            USA              100%       USA, Puerto Rico, insurance
               (EI# 06-0237820, NAIC, #20699, PA)             (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
               ACE Employers Insurance Company                     USA              100%       USA, insurance
                  (EI# 23-2137343, NAIC #38741, PA)           (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
               ACE Insurance Company of Ohio                    USA (Ohio)          100%       USA, insurance
                  (EI#23-1859893, NAIC #22764, OH)
------------------------------------------------------------------------------------------------------------------------------------
               INA Surplus Insurance Company                       USA              100%       USA, reinsurance
                  (EI# 52-1208598, NAIC #42072, PA)           (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
               ACE Fire Underwriters Insurance Company             USA              100%       USA, insurance
                  (EI# 06-6032187, NAIC #20702, PA)           (Pennsylvania)
------------------------------------------------------------------------------------------------------------------------------------
               Atlantic Employers Insurance Company                USA              100%       USA, insurance
                  (EI# 23-2173820, NAIC #38938, NJ)            (New Jersey)
------------------------------------------------------------------------------------------------------------------------------------
                  Cover-All Technologies, Inc.                USA (Delaware)       7.41%       USA, develop software products for
                                                                                               insurance industry
------------------------------------------------------------------------------------------------------------------------------------
               ALIC, Incorporated                              USA (Texas)          100%       USA, general agency & attorney-in-
                                                                                               fact for ACE Lloyds
------------------------------------------------------------------------------------------------------------------------------------
                  ACE American Lloyds Insurance Company        USA (Texas)          100%       USA, Lloyds Association
                     (Sponsored Lloyds Association)
                     (EI# 75-1365570, NAIC #18511, TX)
------------------------------------------------------------------------------------------------------------------------------------
               ACE Insurance Company of Illinois              USA (Illinois)        100%       USA, insurance
                  (EI# 36-2709121, NAIC #22691, IL)
------------------------------------------------------------------------------------------------------------------------------------
               ACE Insurance Company of the Midwest           USA (Indiana)         100%       USA, insurance
                  (EI# 06-0884361, NAIC #26417, IN)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             Jurisdiction of     Percentage      Jurisdictions in which Authorized
Name                                                          Organization       Ownership             and Type of Business
------------------------------------------------------------------------------------------------------------------------------------
               ACE Structured Products, Inc.                  USA (Delaware)        100%       USA, insurance management services &
                  (formerly INAPRO, Inc.)                                                      underwriting
------------------------------------------------------------------------------------------------------------------------------------
                  Recovery Services International, Inc.       USA (Delaware)        100%       USA, subrogation, collection &
                                                                                               recovery services
------------------------------------------------------------------------------------------------------------------------------------
                     RSI Health Care Recovery, Inc.           USA (Delaware)        100%       USA, subrogation, collection &
                                                                                               recovery services
------------------------------------------------------------------------------------------------------------------------------------
               American Adjustment Company, Inc.              USA (Delaware)        100%       USA, run-off of automobile guaranty
                                                                                               Loans
------------------------------------------------------------------------------------------------------------------------------------
                  American Lenders Facilities, Inc.                USA              100%       USA, collection & loan servicing for
                                                               (California)                    third parties
------------------------------------------------------------------------------------------------------------------------------------
      ACE INA International Holdings, Ltd.                    USA (Delaware)        100%       USA, international insurance &
                                                                                               financial holding company
------------------------------------------------------------------------------------------------------------------------------------
         ACE Insurance S.A.                                       Macau           99.94%       Macau, insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE CIIC Holdings Limited                            Cayman Islands        100%       Cayman Islands, holding company
------------------------------------------------------------------------------------------------------------------------------------
         ACE CIIC Insurance Company S.A.E. Egypt                  Egypt              51%       Egypt, insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE Life Insurance Company S.A.E.                        Egypt           99.98%       Egypt, life insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE Synergy Insurance Berhad                            Malaysia            51%       Malaysia, insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE Insurance S.A.-N.V.                                 Belgium          .0523%       Europe, insurance/reinsurance
                                                                               99.9477% (ACE
                                                                                INA Overseas
                                                                                  Holdings,
                                                                                    Inc.)
------------------------------------------------------------------------------------------------------------------------------------
         ACE Seguros S.A.                                         Chile        66.53% (AIIH)   Chile, insurance
                                                                                18.70% (AFIA
                                                                                  Finance
                                                                                Corporation)
                                                                               13.90% -(AFIA
                                                                               Finance Corp.
                                                                                   Chile
                                                                                 Limitada)
------------------------------------------------------------------------------------------------------------------------------------
         ACE Seguros S.A.                                        Colombia         99.7595%     Colombia, insurance
                                                                                  55.1532%
                                                                                   (INA)
                                                                                  24.0163%
                                                                                   (AIIH)
                                                                                  9.2649%
                                                                                   (INA
                                                                                 Financial)
                                                                                  6.6923%
                                                                               (AFIA Finance
                                                                               Corporation)
                                                                                  4.6329%
                                                                                   (CIRC)
------------------------------------------------------------------------------------------------------------------------------------
         ACE Seguros S.A.                                        Ecuador            100%       Ecuador, insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE, Seguros S.A.                                        Mexico           99.9%       Mexico, insurance/assumed reinsurance
------------------------------------------------------------------------------------------------------------------------------------
         Brandywine Reinsurance Co. (UK) Ltd                  United Kingdom        100%       UK, reinsurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE INA UK Limited                                   United Kingdom        100%       UK, Greece, insurance
------------------------------------------------------------------------------------------------------------------------------------
         Eksupsiri Company Limited                               Thailand            49%       Thailand, insurance
                                                                                   50.99%
                                                                                  (Nam Ek)
------------------------------------------------------------------------------------------------------------------------------------
            ACE Life Assurance Co. Ltd.                          Thailand            70%       Thailand, life insurance
                                                                                     25%
                                                                                (Oriental)
------------------------------------------------------------------------------------------------------------------------------------
         Nam Ek Company Limited                                  Thailand            49%       Thailand, insurance
------------------------------------------------------------------------------------------------------------------------------------
         Chilena Consolidata Seguros Generales, S.A.              Chile             .65%       Chile, insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE Insurance Limited                                 South Africa         100%       South Africa, insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE Insurance Limited                                 New Zealand          100%       New Zealand, insurance/reinsurance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             Jurisdiction of     Percentage      Jurisdictions in which Authorized
Name                                                          Organization       Ownership              and Type of Business
------------------------------------------------------------------------------------------------------------------------------------
         ACE International Management Corporation              Pennsylvania         100%       Management Services
------------------------------------------------------------------------------------------------------------------------------------
         Cover Direct, Inc                                    USA (Delaware)        100%       Japan, direct marketing service
                                                                                               Company
------------------------------------------------------------------------------------------------------------------------------------
            Victoria Hall Company Limited                        Bermuda             20%       Bermuda, investment holding
------------------------------------------------------------------------------------------------------------------------------------
         ACE INA G.B. Holdings, Ltd                           USA (Delaware)        100%       Delaware, UK, insurance holding
------------------------------------------------------------------------------------------------------------------------------------
            ACE INA Services U.K. Limited                     United Kingdom        100%       UK, computer services for affiliates
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         INACAP Sociedad Anonima                                Nicaragua           100%       Nicaragua, corporation
------------------------------------------------------------------------------------------------------------------------------------
            INACAP Reaseguros, Sociedad Anonima                 Nicaragua           100%       Nicaragua, corporation
------------------------------------------------------------------------------------------------------------------------------------
         Century Inversiones, S.A.                               Panama             100%       Panama, reinsurance administrator
------------------------------------------------------------------------------------------------------------------------------------
         Arabia ACE Insurance Company Limited E.C.               Bahrain             25%       Saudi Arabia, insurance &
                                                                                               reinsurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE Insurance Limited                                  Australia           100%       Australia, Pakistan, Thailand,
                                                                                               Solomon Islands, Vanuatu, insurance &
                                                                                               reinsurance
------------------------------------------------------------------------------------------------------------------------------------
            ACE INA Superannuation Pty. Limited                 Australia           100%       Australia, corporate trustee for ACE
                                                                                               Australia superannuation plan
------------------------------------------------------------------------------------------------------------------------------------
         ACE Insurance Limited                                   Pakistan           100%       Pakistan, insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE INA Overseas Insurance Company Ltd.                 Bermuda            100%       Bermuda, insurance/reinsurance,
                                                                                               general and long term
------------------------------------------------------------------------------------------------------------------------------------
            ACE Insurance Limited                               Singapore           100%       Singapore, insurance
------------------------------------------------------------------------------------------------------------------------------------
            ACE Insurance                                         Japan             100%       Japan, insurance/reinsurance
------------------------------------------------------------------------------------------------------------------------------------
               ACE Songai Service Kabushikigaisha                 Japan             100%       Japanese service company
------------------------------------------------------------------------------------------------------------------------------------
            ACE INA Marketing Group C.A.                        Venezuela           100%       Venezuela, services & direct
                                                                                               marketing
------------------------------------------------------------------------------------------------------------------------------------
            ACE INA Overseas Holdings, Inc.                   USA (Delaware)        100%       Delaware, holding company
------------------------------------------------------------------------------------------------------------------------------------
               INACAN Holdings, Ltd.                             Canada             100%       Canada, insurance holding
------------------------------------------------------------------------------------------------------------------------------------
                  ACE INA Insurance                              Canada             100%       Canada, insurance & reinsurance
------------------------------------------------------------------------------------------------------------------------------------
                  ACE INA Life Insurance                         Canada             100%         Canada, life insurance
------------------------------------------------------------------------------------------------------------------------------------
               ACE Insurance S.A.-N.V.                           Belgium        99.9477%       Europe, insurance/reinsurance
                                                                               .0523% (AIIH)
------------------------------------------------------------------------------------------------------------------------------------
         ACE Insurance Company                                 Puerto Rico          100%       Puerto Rico, insurance
            (EI# 66-0437305, NAIC #30953, PR)
------------------------------------------------------------------------------------------------------------------------------------
         ACE Insurance Limited                                  Hong Kong           100%       Hong Kong, insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE INA Bermuda Insurance Managers Ltd.                 Bermuda            100%       Bermuda, management services for
                                                                                               non-affiliates
------------------------------------------------------------------------------------------------------------------------------------
         DELPANAMA S.A.                                          Panama             100%       Panama, holding company
------------------------------------------------------------------------------------------------------------------------------------
         INAMEX S.A.                                              Mexico            100%       Mexico, reinsurance broker
------------------------------------------------------------------------------------------------------------------------------------
         Maritime General Ins. Company Ltd                       Trinidad          8.06%       Trinidad insurance
------------------------------------------------------------------------------------------------------------------------------------
         Oriental Equity Holdings Limited                     British Virgin        100%       BVI, holding company
                                                                 Islands
------------------------------------------------------------------------------------------------------------------------------------
            ACE Life Assurance Co. Ltd.                          Thailand            25%       Thailand, insurance
                                                                               70% (Eksupsiri)
------------------------------------------------------------------------------------------------------------------------------------
         AFIA Finance Corporation                             USA (Delaware)        100%       Delaware, insurance holding
------------------------------------------------------------------------------------------------------------------------------------
               AFIA Venezolana C.A.                             Venezuela           100%       Venezuela, inactive claims & settling
                                                                                               agent
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             Jurisdiction of     Percentage      Jurisdictions in which Authorized
Name                                                          Organization        Ownership           and Type of Business
------------------------------------------------------------------------------------------------------------------------------------
               ACE ICNA Italy Societa a Responsabilita            Italy            99.7%       Italy, legal representative for CIGNA
                  Limitata                                                       0.3% (AIIH)   Insurance Company of Europe,
                                                                                               S.A.-N.V.
------------------------------------------------------------------------------------------------------------------------------------
               Siam Liberty Company Limited                     Thailand          49% (AFC)    Thailand, broker, surveyor & claims
                                                                                 45% (Nam EK)  settling agency
------------------------------------------------------------------------------------------------------------------------------------
               ACE Servicios, S.A.                              Argentina           100%       Argentina, insurance holding
------------------------------------------------------------------------------------------------------------------------------------
               AFIA Finance Corp. Chile Limitada                  Chile              98%       Chile, claims & settling agent
                                                                                  2% (AIIH)
------------------------------------------------------------------------------------------------------------------------------------
               Fire, Equity and General Insurance                Nigeria           6.25%       Nigeria, insurance
               Company Limited
------------------------------------------------------------------------------------------------------------------------------------
               Inversiones Continental S.A. de C.V.             Honduras           1.29%       Honduras, insurance holding
------------------------------------------------------------------------------------------------------------------------------------
               PT. ACE INA Insurance                            Indonesia            80%       Indonesia, insurance
------------------------------------------------------------------------------------------------------------------------------------
                  PT. Adi Citra Mandiri                         Indonesia            45%       Indonesia, service company
------------------------------------------------------------------------------------------------------------------------------------
               RIYAD Insurance Co. Ltd.                          Bermuda             80%       Bermuda, insurance
------------------------------------------------------------------------------------------------------------------------------------
               Safire Private Ltd.                              Singapore           100%       Singapore, management & computer
                                                                                               service bureau
------------------------------------------------------------------------------------------------------------------------------------
         AFIA (INA) Corporation, Limited                      USA (Delaware)        100%       Delaware, holding company
------------------------------------------------------------------------------------------------------------------------------------
            AFIA                                             Unincorporated          60%       Association for international
                                                              Association                      insurance
------------------------------------------------------------------------------------------------------------------------------------
         AFIA (ACE) Corporation, Limited                      USA (Delaware)        100%       Delaware, holding company
------------------------------------------------------------------------------------------------------------------------------------
            AFIA                                              Unincorporated         40%       Association for international
                                                               Association                     insurance
------------------------------------------------------------------------------------------------------------------------------------
         Compania Anonima de Seguros "AVILA"                    Venezuela           0.6%       Venezuela, insurance
------------------------------------------------------------------------------------------------------------------------------------
         ACE Seguros S.A.                                        Colombia         99.86%       Colombia, insurance
                                                                                 14.097%
                                                                                (other ACE
                                                                                 entities)
------------------------------------------------------------------------------------------------------------------------------------
         INAVEN, C.A. "Venezuela"                               Venezuela           100%       Venezuela, corporation
------------------------------------------------------------------------------------------------------------------------------------
         La Positiva Compania Nacional de Seguros                 Peru           7.6869%       Peru, insurance
            Sociedad Anonima
------------------------------------------------------------------------------------------------------------------------------------
         Reaseguradora Nuevo Mundo S.A.                          Panama          3.7246%       Panama, reinsurance
------------------------------------------------------------------------------------------------------------------------------------
         Amazones Compania Anonima de Seguros                    Ecuador          1.423%       Ecuador, insurance
------------------------------------------------------------------------------------------------------------------------------------
      ACE US Holdings, Inc.                                   USA (Delaware)        100%       USA, investment holding
------------------------------------------------------------------------------------------------------------------------------------
         ACE Financial Services International, Inc.           USA (Delaware)        100%       USA, investment holding
            (f/k/a ACE Financial Solutions International,
            Inc.)
------------------------------------------------------------------------------------------------------------------------------------
         ACE USA, Inc.                                        USA (Delaware)        100%       USA, investment holding
------------------------------------------------------------------------------------------------------------------------------------
            CRC Creditor Resources Canada Limited                 Canada             60%       Canada, warranties business
                                                                (British
                                                                Columbia)
------------------------------------------------------------------------------------------------------------------------------------
            Industrial Underwriters Insurance Company           USA (Texas)         100%       USA, insurance
               (EI# 75-6015738, NAIC# 21075, TX)
------------------------------------------------------------------------------------------------------------------------------------
            Rhea International Marketing (L), Inc.               Malaysia            60%       Malaysia, general services
------------------------------------------------------------------------------------------------------------------------------------
            Westchester Fire Insurance Company                USA (New York)        100%       USA, Bermuda permit, insurance
               (EI# 13-5481330, NAIC# 21121, NY)
------------------------------------------------------------------------------------------------------------------------------------
            Westchester Surplus Lines Insurance Company       USA (Georgia)         100%       USA, insurance
               (EI# 58-2139927, NAIC# 10172, GA)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             Jurisdiction of     Percentage      Jurisdictions in which Authorized
Name                                                          Organization       Ownership            and Type of Business
------------------------------------------------------------------------------------------------------------------------------------
            Westchester Specialty Services, Inc.              USA (Florida)         100%       USA, warranties
------------------------------------------------------------------------------------------------------------------------------------
            Westchester Specialty Insurance Services,         USA (Nevada)          100%       USA, insurance services, brokering,
               Inc.                                                                            warranties
------------------------------------------------------------------------------------------------------------------------------------
            WDH Corporation                                     USA (Ohio)           80%       USA, insurance services
------------------------------------------------------------------------------------------------------------------------------------
            Dimension Service Corporation                       USA (Ohio)           80%       USA, warranties
------------------------------------------------------------------------------------------------------------------------------------
            Dimension Holdings Inc.                             USA (Ohio)           80%       USA, insurance services
------------------------------------------------------------------------------------------------------------------------------------
      ACE Financial Services Inc. (f/k/a Capital Re           USA (Delaware)        100%       Delaware, insurance holding company
         Corporation)
------------------------------------------------------------------------------------------------------------------------------------
         ACE Finance Overseas Limited                        United Kingdom         100%
------------------------------------------------------------------------------------------------------------------------------------
         AGR Financial Products Inc.                         USA (Delaware)         100%       Delaware, financial products
------------------------------------------------------------------------------------------------------------------------------------
         Capital RE LLC                                      Turks & Caicos         100%       Turks & Caicos, holding company
------------------------------------------------------------------------------------------------------------------------------------
         ACE (CR) Holdings                                   United Kingdom         100%       UK, holding co
------------------------------------------------------------------------------------------------------------------------------------
            ACE Capital VII Limited                          United Kingdom         100%       UK, Lloyd's capital vehicle
------------------------------------------------------------------------------------------------------------------------------------
            ACE (RGB) Holdings Limited                       United Kingdom         100%       UK, holding company
------------------------------------------------------------------------------------------------------------------------------------
               ACE (CIDR) Limited                            United Kingdom         100%       UK, Lloyd's agency
------------------------------------------------------------------------------------------------------------------------------------
               Global Life Services Limited                  United Kingdom         100%       UK, Lloyd's agency
------------------------------------------------------------------------------------------------------------------------------------
               Ridge Underwriting Agencies Limited           United Kingdom         100%       UK, Lloyd's agency
------------------------------------------------------------------------------------------------------------------------------------
         ACE Guaranty Corp. (EI# 52-1533088, NAIC #30180,        Maryland           100%       AK, AL, AR, CA, CO, CT,
            MD)                                                                                DC, FL, HI, ID, IL, KS,
                                                                                               KY, MA, MD, MI, MO, NE,
                                                                                               NY, NC, ND, NM, NV, OH,
                                                                                               OK, OR, PA, RI, SC, TN, TX,
                                                                                               UT, VA, WA,
                                                                                               Primary financial
                                                                                               guaranty insurance company
------------------------------------------------------------------------------------------------------------------------------------
            ACE Guaranty (UK), Ltd.                          United Kingdom         100%       UK, property/casualty insurer
------------------------------------------------------------------------------------------------------------------------------------
            ACE Risk Assurance Company (EI# 13-4027591,          Maryland           100%       Maryland, reinsurance
               NAIC #10943, MD)
------------------------------------------------------------------------------------------------------------------------------------
         ACE Asset Management Inc.                              Delaware            100%       Delaware, Bermuda permit corporation
------------------------------------------------------------------------------------------------------------------------------------
   ACE (Barbados) Holdings Limited                               Barbados           100%       Barbados, holding company
------------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 5.02(A)

                                      Liens

1. Lien arising under a Subordination Agreement dated as of October 27, 1998 among ACE US Holdings, Inc., ACE Limited and The Chase Manhattan Bank encumbering ACE US Holdings, Inc.'s rights under the Subordinated Loan Agreement dated as of October 27, 1998 among ACE US Holdings, Inc., ACE Bermuda Insurance Ltd. and United States Trust Company of New York, as trustee under the Indenture dated October 27, 1998 of ACE US Holdings, Inc.

2. Liens securing the Third Amendment and Restatement of Letter of Credit Facility Agreement dated November 19, 2002 among ACE Limited, ACE Bermuda Insurance Ltd., certain other financial institutions and Citibank International plc, as Agent and Security Trustee.

                                    EXHIBIT A

                       Form of Assignment and Acceptance

     ASSIGNMENT AND ACCEPTANCE dated as of                        , 20
                                           -----------------------    ---
between                              (the "Assignor") and
        ----------------------------                      ----------------------
(the "Assignee"), and [consented to and] accepted by Wachovia Bank, National Association, as administrative agent (the "Administrative Agent")[, and ACE Limited (the "Parent")].

                               W I T N E S S E T H

     WHEREAS, this Assignment and Acceptance (the "Agreement") relates to the Reimbursement Agreement dated as of September 25, 2003 among the Parent and other Account Parties party thereto, the Assignor and the other Banks party thereto, the Co-Syndication Agents party thereto and the Administrative Agent (as amended or otherwise modified from time to time, the "Reimbursement Agreement");

     WHEREAS, as provided under the Reimbursement Agreement, the Assignor has a commitment to participate in Letters of Credit and make Letter of Credit Advances to the Account Parties in an aggregate principal amount at any time
outstanding not to exceed $              ;
                           --------------

     WHEREAS, Letters of Credit with a total amount available for drawing
thereunder of $                    are outstanding at the date hereof;
               -------------------

     WHEREAS, Letter of Credit Advances made to the Account Parties by the Assignor under the Reimbursement Agreement in the aggregate principal amount of
$           are outstanding at the date hereof; and
 ----------

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Reimbursement Agreement and the other Loan Documents in respect of a portion of its LC Commitment Amount thereunder in an amount
equal to $             (the "Assigned Amount"), together with a corresponding
          ------------
portion of its outstanding Letter of Credit Participating Interest, Letter of Credit Participating Interest Commitment, LC Participation Obligations, Letter of Credit Exposure, and Letter of Credit Advances, if any, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Reimbursement Agreement.

     2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Reimbursement Agreement and the other Loan Documents to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Reimbursement Agreement to the extent of the Assigned Amount, including the outstanding Letter of Credit Participating Interest Commitment and Letter of Credit Exposure, and the amount of the Letter of Credit Advances, if any, outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Administrative Agent and the Parent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Reimbursement Agreement with an LC Commitment Amount (in addition to any LC Commitment Amount theretofore held by it) equal to the Assigned Amount, and (ii) the LC Commitment Amount of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Reimbursement Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     3. Payments. As consideration for the assignment and sale contemplated in
Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof the amount heretofore agreed between them./1/ It is understood that commitment and Letter of Credit fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Reimbursement Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     4. [Consent of the Administrative Agent and the Parent. Pursuant to the Reimbursement Agreement, this Agreement is conditioned upon the consent of the Administrative Agent and, so long as no Default has occurred and is continuing, the Parent. The execution of this Agreement by the Administrative Agent and, if applicable, the Parent is evidence of this consent.]

     5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Account Parties or any of their respective Subsidiaries, or the validity and enforceability of the obligations of the Account Parties or any of their respective Subsidiaries in respect of any Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Account Parties and their respective Subsidiaries.

----------
/1/ Amount should combine the principal amount of any Letter of Credit Advances made by the Assignor together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                      [ASSIGNOR]


                                      By:
                                          --------------------------------------

                                      Title:
                                             -----------------------------------


                                      [ASSIGNEE]


                                      By:
                                          --------------------------------------

                                      Title:
                                             -----------------------------------


                                      [ACE LIMITED]


                                      By:
                                          --------------------------------------

                                      Title:
                                             -----------------------------------


                                      WACHOVIA BANK, NATIONAL
                                      ASSOCIATION, as Administrative Agent


                                      By:
                                          --------------------------------------

                                      Title:                                   ]
                                             ----------------------------------